SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CHEVRONTEXACO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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Notes:

Notice of the 2004

Annual Meeting and the

2004 Proxy Statement

Notice of the 2004

Annual Meeting of Stockholders

Meeting Date:	April 28, 2004
Meeting Time:	8:00 a.m., PDT
Location:	ChevronTexaco Park
Building A Auditorium
6001 Bollinger Canyon Road
San Ramon, CA 94583

Record Date:	March 1, 2004

Agenda

•	To elect 12 Directors;

•	To ratify the appointment of independent accountants;

•	To show support for the Stockholder Rights Plan Policy;

•	To approve the Long-Term Incentive Plan;

•	To take action on the stockholder proposals; and

•	To transact any other business that may be properly brought before the Annual Meeting.

Admission

All stockholders and representatives whom stockholders have authorized in writing are cordially invited to attend the Annual Meeting. You will need an admission ticket or proof of ownership of ChevronTexaco Stock, as well as a form of personal identification to be admitted to the Annual Meeting. If you are a stockholder of record (you own shares in your own name), your admission ticket is attached to your proxy form.

If you are a street name stockholder (you own shares in the name of a bank, broker or other holder of record), you should bring a brokerage statement or proof of ownership with you to the Annual Meeting or you may request an admission ticket in advance by writing to the Corporate Secretary. Employee stockholders should bring their Company ID to the Annual Meeting.

We will hold the Annual Meeting at ChevronTexaco Park in San Ramon, California. Seating will be limited and on a first come basis. Please refer to page 5 of this Proxy Statement for information about attending the Annual Meeting.

Voting

Stockholders owning ChevronTexaco Stock at the close of business on the Record Date, or their authorized representatives, are entitled to vote at the Annual Meeting. Please refer to page 3 of the Proxy Statement for an explanation of ChevronTexaco’s confidential voting procedures.

We are distributing this Proxy Statement, proxy form and ChevronTexaco’s 2003 Annual Report to Stockholders on or about March     , 2004.

By Order of the Board of Directors,

Lydia I. Beebe

Corporate Secretary

ChevronTexaco Corporation

6001 Bollinger Canyon Road

San Ramon, California 94583

March     , 2004

2004 Proxy Statement

GENERAL INFORMATION

Your Board is providing you with these proxy materials in connection with the solicitation of proxies to be voted at our 2004 Annual Meeting of Stockholders, and at any postponement or adjournment of the Annual Meeting. In this Proxy Statement, ChevronTexaco is referred to as “we,” “our,” “the Company” or “the Corporation.”

APPOINTMENT OF PROXY HOLDERS

Your Board of Directors asks you to appoint David J. O’Reilly, Charles A. James and Lydia I. Beebe as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy form using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy form or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under ChevronTexaco’s By-Laws, may be properly presented for action at the Annual Meeting.

VOTING

Your Board strongly encourages you to exercise your right to vote. Voting early helps ensure that ChevronTexaco receives a quorum of shares necessary to hold the Annual Meeting without a second mailing. Stockholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name stockholders (you own shares in the name of a bank, broker or other holder of record), please refer to the proxy form or the information you received from the record holder to see which voting methods are available to you.

The telephone and Internet voting procedures are designed to authenticate you as a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy form. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on April 27, 2004.

Voting by Telephone.  You may vote by proxy by using the toll-free number listed on the proxy form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting on the Internet.  You may vote by proxy on the Internet. The web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

Voting by Mail.  You may vote by proxy by signing, dating and returning your proxy forms in the pre-addressed, postage-paid envelope provided.

Voting at the Annual Meeting.  The method by which you vote your proxy form will not limit your

GENERAL INFORMATION (Continued)

right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote using one of the other voting methods as it is not practical for most stockholders to attend the Annual Meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revoking Your Voting Instructions to Your Proxy Holders.  If you are a stockholder of record and you vote by proxy using the mail, the telephone, or the Internet, you may later revoke your proxy instructions by:

—	sending a written statement to that effect to the Corporate Secretary;

—	submitting a proxy form with a later date signed as your name appears on the stock account;

—	voting at a later time by telephone or the Internet; or

—	voting in person at the Annual Meeting.

If you are a street name stockholder, and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the Record Date, there were                          shares of ChevronTexaco Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but they will not be voted on any matter.

If you are a street name stockholder and don’t vote your shares, your broker can vote your shares at its discretion on any of the matters scheduled to come before the meeting, other than the approval of the Long-Term Incentive Plan (Item 4 on the proxy form) and the stockholder proposals (Items 5 through 10 on the proxy form). If you don’t give your broker instructions on how to vote your shares on the approval of the Long-Term Incentive Plan or the stockholder proposals, your shares will not be voted on these matters and will be considered “broker non-votes.”

If you don’t vote your shares that are held through employee benefits plans, your trustee will vote your shares in accordance with the terms of the relevant plan.

The vote required and method of calculation are as follows for the various business matters to be considered at the Annual Meeting:

Item 1—Election of Directors

Each outstanding share of ChevronTexaco Stock is entitled to one vote for as many separate nominees as there are Directors to be elected. The nominees who receive the most votes for the number of positions to be filled are elected Directors. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority as prompted during the telephone or Internet voting instructions.

Item 2—Ratification of Independent Accountants; Item 3—Show Support for the Stockholder Rights Plan Policy; Item 4—Approval of the Long-Term Incentive Plan; Items 5 through 10—Stockholder Proposals

These proposals are approved if the number of shares voted in favor of each exceeds the number of shares voted against.

GENERAL INFORMATION (Continued)

Any shares not voted on any item (whether by abstention, broker non-vote, or otherwise) will have no impact on that particular item.

CONFIDENTIAL VOTING

ChevronTexaco has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders of record are treated as confidential. Only the proxy solicitor, the proxy tabulator and the Inspector of Election have access to the ballots, proxy forms and voting instructions. Anyone who processes or inspects the ballots, proxy forms and voting instructions signs a pledge to treat them as confidential. None of these persons is a ChevronTexaco Director, officer or employee.

The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

The proxy tabulator will forward comments written on the proxy forms to management but will not disclose your identity unless you request it in writing.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

ChevronTexaco has retained ADP Investor Communication Services to assist in distributing these proxy materials. Georgeson Shareholder Communications Inc. will act as our solicitor in soliciting votes at an estimated cost of $25,000 plus their reasonable out-of-pocket expenses. ChevronTexaco employees, personally or by telephone, may solicit your proxy voting instructions.

ChevronTexaco will reimburse brokerage firms, banks and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials to you.

ADP Investor Communication Services will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

MULTIPLE COPIES OF ANNUAL REPORT

We have adopted a procedure approved by the Securities and Exchange Commission (SEC) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and Proxy Statement. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or Proxy Statement in the future, you may telephone toll-free 1-800-542-1061 or write to ADP, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If you are a street name stockholder, you can request householding by contacting the holder of record.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

The Notice of Annual Meeting and Proxy Statement and the 2003 Annual Report are available on ChevronTexaco’s web site at www.chevrontexaco.com.

Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also gives you an electronic link to the proxy voting site.

If you are a stockholder of record, you may vote on the Internet at www.proxyvote.com. Simply

GENERAL INFORMATION (Concluded)

follow the prompts for enrolling in the electronic proxy delivery service. You may also enroll in the electronic delivery service by marking the appropriate box on your proxy form, or at any time in the future by going directly to www.icsdelivery.com/cvx.

If you are a street name stockholder, you may also have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by the holder of record concerning the availability of this service.

If you choose to view future Proxy Statements and Annual Reports on the Internet, you will receive a proxy form in the mail with instructions containing the Internet address of those materials. Your choice will remain in effect until you call the Mellon Investor Services’ toll-free number and tell them otherwise. You do not have to elect Internet access each year, and you may request a paper copy of the Proxy Statement or Annual Report at any time.

STOCKHOLDER ACCOUNT MAINTENANCE

Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to the requirements to transfer shares and similar issues can be handled by calling the ChevronTexaco Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Mellon Investor Services through their web site at www.melloninvestor.com.

In addition, you can access your account through Mellon Investor Services’ web site. You can view your current balance, access your account history, sell shares or request a certificate for shares held in the ChevronTexaco Investor Services Program and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com. and enter your issue number, account number and password. These can be found on your account statement or dividend check stub.

INFORMATION ABOUT THE MEETING

We will hold the Annual Meeting at ChevronTexaco Park, Building A Auditorium, 6001 Bollinger Canyon Road, San Ramon, California. An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy form if you are a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If you are a street name stockholder and you plan to attend the Annual Meeting, you must present proof of your ownership of ChevronTexaco Stock, such as a bank or brokerage account statement, to receive an admission ticket and be admitted to the Annual Meeting. You can obtain an admission ticket in advance by mailing a written request, along with proof of your ownership of ChevronTexaco Stock, to:

ChevronTexaco Corporation

Corporate Secretary

6001 Bollinger Canyon Road

San Ramon, CA 94583

We will have listening devices available at the Annual Meeting for stockholders with impaired hearing. If you require other special accommodations due to a disability, please identify your specific need in writing to the Corporate Secretary by April 15, 2004.

No cameras, recording equipment, electronic devices including cell phones, large bags, briefcases or packages will be permitted in the Annual Meeting.

ELECTION OF DIRECTORS

(Item 1 on the proxy form)

Your Board is nominating 12 individuals for election as Directors. Of the 12 nominees, 11 are current Directors. Mr. Robert Denham is standing for election by the stockholders for the first time. Mr. Denham was recommended to the Board by a non-employee Director. A report by the Board Nominating and Governance Committee beginning on page 11 of this Proxy Statement and the Corporate Governance Guidelines beginning on page 21 describe the processes used to determine the qualifications and independence of each nominee and the effectiveness of the Board and its committees.

The persons named as proxy holders on the proxy form will vote your shares FOR the 12 nominees unless you withhold authority in the spaces provided on the proxy form or as prompted during the telephone or Internet voting instructions. All Directors are elected annually. They serve for a one-year term and until their successors are elected.

If any nominee is unable to serve as a Director, which we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.

Detailed information on each nominee is provided below.

As a result of the merger transaction between Chevron and Texaco on October 9, 2001, Texaco became a subsidiary of Chevron and Chevron changed its name to ChevronTexaco Corporation. Following the merger, the Board was reconstituted to include directors from both Chevron and Texaco. The Board service described below includes service as a director of either Chevron or Texaco, as and if applicable, before the merger.

NOMINEES FOR DIRECTORS

Your Board unanimously recommends a vote FOR each of these nominees.

SAMUEL H. ARMACOST

Director since 1982

Mr. Armacost, age 64, has

been Chairman of SRI

International, formerly

Stanford Research Institute,

an independent research, technology development and commercialization organization, since 1998.

Prior Positions Held: Mr. Armacost was a Managing Director of Weiss, Peck & Greer L.L.C. from 1990 until 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986.

Public Company Directorships: Callaway Golf Company; Del Monte Foods Company; Exponent, Inc.

Other Directorships and Memberships: The James Irvine Foundation; Bay Area Council; the Advisory Council of the California Academy of Sciences; Bay Area Scientific Infrastructure Consortium.

ROBERT E. DENHAM

Director nominee in 2004

Mr. Denham, age 58, is a

Partner of Munger, Tolles &

Olson LLP, a law firm, since

1998 and from 1973-1991.

Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc from 1992-1997. In 1991, he was General Counsel of Salomon and its subsidiary, Salomon Brothers.

Public Company Directorships: Lucent Technologies Inc.; Wesco Financial Corporation; Fomento Economico Mexicano, S.A. de C.V.

Other Directorships and Memberships: Financial Accounting Foundation; U.S. Trust Company.

ELECTION OF DIRECTORS (Continued)

ROBERT J. EATON

Director since 2000

Mr. Eaton, age 64, is the

retired Chairman of the Board

of Management of

DaimlerChrysler AG, a

manufacturer of automobiles.

Prior Positions Held: Mr. Eaton was the Chairman of the Board of Management of DaimlerChrysler AG from 1998 until 2000. He was Chairman of the Board and Chief Executive Officer of Chrysler Corporation from 1993 until 1998. He was Vice-Chairman and Chief Operating Officer of Chrysler Corporation from 1992 until 1993.

Public Company Directorships: International Paper Company.

Other Directorships and Memberships: Fellow, Society of Automotive Engineers; Engineering Society of Detroit; National Academy of Engineering.

SAM GINN

Director since 1989

Mr. Ginn, age 66, is the

retired Chairman of

Vodafone, a world-wide

wireless telecommunications

company.

Prior Positions Held: Mr. Ginn was Chairman of Vodafone AirTouch, Plc., Chairman of the Board, and Chief Executive Officer of AirTouch Communications, Inc. from 1993 until 1999. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 until 1994.

Public Company Directorships: Hewlett-Packard Company.

Other Directorships and Memberships: The Business Council; Yosemite Fund; Council on Foreign Relations; Fremont Group; Franklin Templeton Investment Management Limited.

AMBASSADOR CARLA

ANDERSON HILLS

Lead Director since 2004;

Director from 1977 through

1988 and since 1993

Ambassador Hills, age 70,

has been Chairman and

Chief Executive Officer of Hills & Company International Consultants, a company giving advice on investment, trade and risk issues abroad, since 1993.

Prior Positions Held: Ambassador Hills served as United States Trade Representative from 1989 to 1993. She was Secretary of the United States Department of Housing and Urban Development from 1975 until 1977.

Public Company Directorships: American International Group, Inc.; Lucent Technologies Inc.; Time Warner Inc.

Other Directorships and Memberships: Vice-Chair, Council on Foreign Relations; Vice-Chair, Inter-American Dialogue; Chair, National Committee on US-China Relations; The Council of the Americas; Trustee, Institute for International Economics; Trustee, U.S.-China Business Council; Trustee, Americas Society; Trustee, Center for Strategic and International Studies.

ELECTION OF DIRECTORS (Continued)

FRANKLYN G. JENIFER

Director since 1993

Doctor Jenifer, age 65, has

been the President of The

University of Texas at Dallas,

a doctoral-level institution,

since 1994.

Prior Positions Held: Doctor Jenifer was President of Howard University from 1990 to 1994. Prior to that, he was Chancellor of the Massachusetts Board of Regents of Higher Education from 1986 until 1990. From 1979 until 1986, he was Vice-Chancellor of the New Jersey Department of Higher Education.

Other Directorships and Memberships: Monitoring Committee for the Louisiana Desegregation Settlement Agreement; Texas Science and Technology Council; Trustee, Texas Health Research Institute; Trustee, Universities Research Association, Inc; President’s Advisory Council, Dallas Center for the Performing Arts; Dallas Citizens Council; Advisory Council Jacob’s Ladder.

SENATOR J. BENNETT

JOHNSTON

Director since 1997

Senator Johnston, age 71, has been Chief Executive Officer of Johnston & Associates, a governmental and business consulting firm, since 1997.

Prior Positions Held: Senator Johnston served as U.S. Senator from Louisiana from 1972 through 1996. He was a member of the Senate Committee on Energy and Natural Resources (Chairman from 1986 until 1994 and ranking Democrat from 1994 through 1996). He was a member of the Appropriations Committee and Chairman of the Subcommittee on Energy & Water Development from 1986 until 1994. Prior to serving in the Senate, he served in the Louisiana State Legislature for eight years.

Public Company Directorships: Freeport-McMoRan Copper & Gold Inc.

Other Directorships and Memberships: Nexant, Inc.; President, U.S. Pacific Economic Cooperation Council.

SENATOR SAM NUNN

Director since 1997

Senator Nunn, age 65, is

Co-Chairman and Chief

Executive Officer of the

Nuclear Threat Initiative (NTI),

a charitable organization.

Prior Positions Held: Senator Nunn was a partner of King & Spalding, a law firm, from 1997 through 2003. He served as U.S. Senator from Georgia from 1972 through 1996. During his tenure in the U.S. Senate, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees.

Public Company Directorships: The Coca-Cola Company, Dell Inc., General Electric Company, Internet Security Systems, Inc., and Scientific-Atlanta, Inc.

Other Directorships and Memberships: a distinguished professor in the Sam Nunn School of International Affairs at Georgia Tech; Chairman, Center for Strategic and International Studies.

ELECTION OF DIRECTORS (Concluded)

DAVID J. O’REILLY

Director since 1998

Mr. O’Reilly, age 57, has

been Chairman of the Board

and Chief Executive Officer

of ChevronTexaco since the

completion of the merger between Chevron

and Texaco in October 2001 and, prior to the merger, held the same positions with Chevron since January 2000.

Prior Positions Held: Mr. O’Reilly was Vice-Chairman of the Board of Chevron from 1998 until 1999. He was a Vice-President of Chevron from 1991 until 1998. He was President of Chevron Products Company, from 1994 until 1998. He was a Director of Caltex Petroleum Corporation from 1992 until 1994, and was a Senior Vice-President and Chief Operating Officer of Chevron Chemical Company from 1989 until 1991.

Other Directorships and Memberships: Chairman, American Petroleum Institute; San Francisco Symphony Board of Governors; Bay Area Council; the Leon H. Sullivan Foundation; The Business Council; The Business Roundtable; JPMorgan International Council; World Economic Forum’s International Business Council.

PETER J. ROBERTSON

Director since 2002

Mr. Robertson, age 57, has

been Vice-Chairman of the

Board of ChevronTexaco

since 2002.

Prior Positions Held: Mr. Robertson was Vice-President of Chevron from 1994 until 2001. He was President of Chevron Overseas Petroleum Inc. from 2000 until 2001. He was the Vice-President responsible for Chevron’s North American exploration and production operations from 1997 until 2000. From 1994 until 1997, he was the Vice-President responsible for strategic planning.

Other Directorships and Memberships: U.S.-Saudi Arabian Business Council; US-Russian Business Council; American Petroleum Institute; International House at Berkeley; United Way of San Francisco Bay Area.

CHARLES R. SHOEMATE

Director since 1998

Mr. Shoemate, age 64, is the

retired Chairman, President

and Chief Executive Officer

of Bestfoods, a manufacturer

of food products.

Prior Positions Held: Mr. Shoemate was Chairman of the Board and Chief Executive Officer of Bestfoods, formerly CPC International, from 1990 until 2000. He was elected President and a member of the Board of Directors of Bestfoods in 1988.

Public Company Directorships: CIGNA Corporation; International Paper Company.

CARL WARE

Director since 2001

Mr. Ware, age 60, has been a

Senior Advisor to the CEO of

The Coca-Cola Company, a

manufacturer of beverages

since 2003.

Prior Positions Held: Mr. Ware was an Executive Vice-President, Global Public Affairs and Administration of The Coca-Cola Company from 2000 until February 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa from 1991 until 2000.

Public Company Directorships: Georgia Power Company; Coca-Cola Bottling Co. Consolidated.

Other Directorships and Memberships: Board of Trustees of Clark Atlanta University; PGA TOUR Golf Course Properties, Inc.; National Life of Vermont; Council on Foreign Relations.

BOARD OPERATIONS

BOARD MEETINGS AND ATTENDANCE

Your Board held 8 regularly scheduled Board meetings and 22 Board committee meetings in 2003. All Directors attended 75 percent or more of the Board meetings and Board committee meetings on which he or she served during 2003. ChevronTexaco’s policy regarding Directors attendance at the Annual Meeting is described in the Corporate Governance Guidelines on page 24 of this Proxy Statement under the heading Board Agenda and Meetings. This policy was adopted in 2004. Two Directors attended the 2003 Annual Meeting.

CURRENT BOARD COMMITTEE MEMBERSHIP AND 2003 MEETINGS AND FUNCTIONS

Committees	Committee Functions

AUDIT Sam Ginn*† Franklyn G. Jenifer Charles R. Shoemate† Thomas A. Vanderslice† John A. Young†

Meetings: 10

•   Selects the independent auditors for endorsement by the Board and ratification by the stockholders

•   Reviews reports of independent and internal auditors

•   Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent auditors

•   Monitors the effectiveness of the audit process and financial reporting

•   Reviews the adequacy of financial and operating controls

•   Monitors the corporate compliance program

•   Evaluates the effectiveness of the Committee

MANAGEMENT COMPENSATION Samuel H. Armacost* Robert J. Eaton Carla A. Hills J. Bennett Johnston Frank A. Shrontz

Meetings: 4

•   Reviews and approves salaries and other compensation matters for executive officers

•   Administers incentive compensation and equity-based plans of the Corporation, including the Excess Benefit, Management Incentive, Long-Term Incentive, and Deferred Compensation Plan for Management Employees

•   Evaluates the effectiveness of the Committee

PUBLIC POLICY Robert J. Eaton J. Bennett Johnston* Sam Nunn Frank A. Shrontz Carl Ware	Meetings: 4 • Identifies, monitors and evaluates international social, political and environmental issues • Recommends to the Board policies and strategies concerning such issues

BOARD NOMINATING AND GOVERNANCE Samuel H. Armacost Carla A. Hills* Sam Nunn Carl Ware

Meetings: 4

•   Reviews ChevronTexaco’s Corporate Governance Guidelines and our practices and recommends changes as appropriate

•   Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board committee and individual Director effectiveness

•   Assesses the size and composition of the Board

•   Recommends prospective director nominees

•   Periodically reviews and recommends changes as appropriate in the Restated Certificate of Incorporation, By-Laws and other Board-adopted governance provisions

* Committee Chairperson † Financial Expert as determined by the Board within the applicable definition of the SEC

The Audit, Board Nominating and Governance and Management Compensation Committees are each constituted and operated in accordance with the rules of the New York Stock Exchange (NYSE). In addition, the Audit Committee is a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

BOARD OPERATIONS (Continued)

INDEPENDENCE OF DIRECTORS

The Board has affirmatively determined that each of the current non-employee Directors (Mr. Armacost, Mr. Eaton, Mr. Ginn, Ambassador Hills, Dr. Jenifer, Sen. Johnston, Sen. Nunn, Mr. Shoemate, Mr. Shrontz, Mr. Vanderslice, Mr. Ware, and Mr. Young) and the one nominee for election as Director who is not a current Director (Mr. Denham) has no material relationship with ChevronTexaco (other than in his or her position as Director or nominee for Director) and is “independent” and, therefore, under the rules of the NYSE, each member of the Audit, Board Nominating and Governance, Management Compensation and Public Policy Committees of the Board is “independent.”

In making these independence determinations, the Board noted that ChevronTexaco has a relationship with the law firm of King & Spalding (as disclosed under the heading “Certain Business Relationships Between ChevronTexaco and its Directors and Officers” on page 17) and that Senator Nunn retired as partner with the firm in 2003. The Board also noted that the Corporation has pledged a total of $200,000 to be paid over four years to the J. Bennett Johnston Science Foundation, an organization that promotes independent research for the economic, environmental and social benefit of the State of Louisiana, where ChevronTexaco has substantial operations. A member of Senator Johnston’s immediate family is an unpaid executive of the Foundation, but neither Senator Johnston nor any family member has any financial interest in the Foundation or ChevronTexaco’s contributions to it.

AUDIT COMMITTEE REPORT

Draft: Not yet approved by Audit Committee

The Audit Committee assists your Board in fulfilling its responsibility to oversee management’s implementation of ChevronTexaco’s financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with ChevronTexaco’s management and independent auditor. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee met privately with the independent auditor, and discussed issues deemed significant by the auditor, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent auditor its independence from ChevronTexaco and its management and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of nonaudit services was compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in ChevronTexaco’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

Respectfully submitted on _____________, by the members of the Audit Committee of your Board:

Sam Ginn, Chairperson

Franklyn G. Jenifer

Charles R. Shoemate

Thomas A. Vanderslice

John A. Young

BOARD OPERATIONS (Continued)

BOARD NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Board Nominating and Governance Committee operates under a written charter that was last approved by the Board in March 2003 and can be viewed on the ChevronTexaco web site at www.chevrontexaco.com.

Among its responsibilities, the Committee makes recommendations to the Board about individuals to be nominated for election by the stockholders as Directors. The basic qualifications the Committee looks for in Director candidates, which are identified in our Corporate Governance Guidelines, are as follows:

•	the highest professional and personal ethics and values, consistent with the ChevronTexaco Way available online at www.chevrontexaco.com;

•	broad experience at the policy-making level in business, government, education, technology or public interest,

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing stockholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number; and

•	independence; at least a majority of the Board must consist of independent Directors, as defined by the NYSE.

The Committee uses a skills and qualifications matrix to evaluate potential candidates in order to insure that the overall Board maintains a balance of knowledge, experience and diversity. The Committee carefully reviews all Director candidates, including current Directors, in light of these qualifications based on the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

Candidates considered for nomination to the Board come from several sources. Board members periodically suggest possible candidates. The Committee also considers Director candidates recommended by stockholders. The process for a stockholder to submit a Director candidate is described in our Corporate Governance Guidelines. From time to time, the Committee may engage a third party to assist in identifying potential candidates. In 2003 the Committee did not receive any candidate suggestions from beneficial owners of more than 5 percent of the Company’s voting common stock.

The Committee plays a leadership role in shaping ChevronTexaco’s corporate governance. It undertook a Corporate Governance Self-Assessment project in 2003, consisting of a thorough review of ChevronTexaco’s corporate governance practices. The Committee reviewed ChevronTexaco’s practices in light of emerging requirements, including then proposed corporate governance listing standards of the NYSE and best practices followed by other companies. The goal of the project was to maintain and enhance a corporate governance framework for ChevronTexaco. Based upon its review, the Committee determined that ChevronTexaco already operates under many best corporate governance practices. The Committee recommended enhanced corporate governance standards to the Board and the Board voted to approve these standards, which are reflected in:

•	a new set of Corporate Governance Guidelines;

•	the charters for the Board’s Audit, Board Nominating and Governance and Management Compensation Committees; and

BOARD OPERATIONS (Continued)

•	an expanded Code of Business Conduct and Ethics for all Directors, officers and employees.

These documents implement and strengthen ChevronTexaco’s corporate governance practices. They are available on ChevronTexaco’s web site at www.chevrontexaco.com.

The Committee’s other notable 2003 accomplishments include:

•	evaluation and recommendation of 14 candidates for election as Directors at the 2003 Annual Meeting;

•	analysis that all non-employee Directors met the Board’s definition of independence;

•	consideration of the stockholder proposal related to the Company’s stockholder rights plan, which received a majority vote at the 2003 Annual Meeting;

•	recommendation to allow the stockholder rights plan to expire on November 23, 2003;

•	recommendation to adopt a stockholder rights plan policy, which is discussed in Item 3 in this Proxy Statement;

•	evaluation of Board and Board Committees’ effectiveness;

•	evaluation of CEO performance in conjunction with the Management Compensation Committee;

•	determination that 4 of the 5 members of the Audit Committee possess the attributes to qualify as an audit committee “financial expert” under the SEC rules;

•	review of the non-employee Directors’ compensation program; and

•	revision of the Corporate Governance Guidelines to incorporate various requirements included in the recent NYSE listing standards effective in 2004, including revisions to the definition of independence.

In 2004, the Committee amended the Corporate Governance Guidelines to add three new governance practices, the submission of a resignation letter if a Director’s principal occupation changes substantially, a Lead Director position and an Annual Meeting attendance policy.

With ChevronTexaco’s fundamental corporate governance practices firmly in place, the Committee is prepared to respond quickly to the new regulatory requirements and emerging best practices. The self-assessment project is ongoing, and its work is being updated periodically to enable ChevronTexaco to maintain its position at the forefront of corporate governance best practices.

Respectively submitted on January 28, 2004 by members of the Board Nominating and Governance Committee of your Board:

Carla Hills, Chairman

Sam Armacost

Sam Nunn

Carl Ware

MANAGEMENT COMPENSATION COMMITTEE REPORT

The Committee, which is responsible for ChevronTexaco’s executive compensation program, is composed entirely of “independent outside directors,” as defined under section 162(m) of the Internal Revenue Code and are independent under the applicable rules of the NYSE.

The Committee is advised on plan design by external compensation consultants. ChevronTexaco’s compensation staff provides additional counsel, data and analysis as requested by the Committee. The Committee’s outside consultant is retained by the Committee as necessary to make presentations during the

BOARD OPERATIONS (Continued)

year, including an annual review of ChevronTexaco’s competitive compensation position.

In 2003, the Committee reviewed the ChevronTexaco executive compensation programs with respect to the provisions of the Sarbanes-Oxley Act and the NYSE listing requirements. In conjunction with the Board Nominating and Governance Committee, the Committee amended the Management Compensation Committee charter (published on the ChevronTexaco website at www.chevrontexaco.com). The Committee believes it is functioning within the parameters of, and the ChevronTexaco programs are in compliance with, all applicable rules, regulations and requirements.

Compensation Philosophy And Objectives

The Committee believes that compensation philosophy and programs of ChevronTexaco should:

•	link rewards to business results and stockholder returns;

•	encourage creation of long-term stockholder value and achievement of strategic objectives;

•	target management range structure and award opportunities at the market median, with opportunity to pay in the upper quartile for superior performance results;

➢	market defined as major oils (primary) and other large capital intensive businesses (secondary)

•	maintain an appropriate balance between base salary, short-term and long-term incentive opportunities, with more compensation at risk at the higher salary grades;

•	attract and retain the highest caliber personnel on a long-term basis; and,

•	provide motivational programs to focus on long-term retention needs through pay management, leadership development and growth opportunities.

The Committee considers the compensation structures of other major companies in the global energy industry when determining executive compensation target levels, such as: Amerada Hess, BP, ConocoPhillips, Exxon Mobil, Marathon, Occidental, Sunoco, Unocal and Shell US. In addition, the Company’s competitive position is reviewed against approximately 20 major capital-intensive international companies spanning a wide range of industries. The general industry comparators were chosen because of similar business characteristics as well as relatively equivalent scope and complexity of operations.

The competitors listed on the performance graph (page 29) are the primary competition in the marketplace where ChevronTexaco operates and comprise the competitor peer group (for periods beginning with the 2002 grant) for determining relative Total Stockholder Return (TSR), which is stock price appreciation plus dividends on a reinvested basis. Royal Dutch Petroleum Company is used in place of Shell US because Shell US is not a publicly traded company.

Key Elements Of Executive Compensation

ChevronTexaco’s executive compensation program consists of three elements: Base Pay, Short-Term Incentives and Long-Term Incentives. For senior executives, the Committee believes short-term and long-term incentive pay, linked to ChevronTexaco’s financial performance, should represent half or more of their total compensation opportunity.

Base Pay

•	The executive salary structure targets the average pay levels of the nine oil competitors. When establishing the salary structure, the

BOARD OPERATIONS (Continued)

Committee also reviews non-oil pay information. This analysis is provided by its external consultant to ensure compensation opportunity is appropriate on a broad industry basis and with respect to local or geographic competitive markets.

•	Actual salaries vary by individual and are based on sustained performance toward achievement of ChevronTexaco’s goals, objectives and strategic intents. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the CEO and other executive officers.

•	At least annually the Committee evaluates the CEO’s performance in light of such goals and objectives, leads a discussion of the full Board with respect to the evaluation and communicates the results to the CEO.

•	Executive salaries and proposed changes are reviewed and approved by the Committee. The Committee also considers experience and current salary compared to market rates when considering salary actions.

Short-Term Incentive (Management Incentive Plan)

•	The Management Incentive Plan (MIP) is an annual cash incentive plan which links awards to performance results of the prior year. Individual target awards vary by salary grade and are based on the competitive annual bonus practices of oil competitors, with reference to the award levels of the general industry comparator group. Actual individual awards vary from approximately 200 percent of target to zero, and reflect ChevronTexaco’s business results and performance at the business unit and individual level.

•	Awards are based on the Committee’s assessments of performance vs. objectives and performance versus the peer competitor group. An individual’s actual award is based on three components, with each component weighted equally. The components are: corporate results, operating company/Strategic Business Unit (SBU)/staff results and a Leadership Performance Factor (LPF). The LPF is based on personal contribution in achieving business results and leadership behaviors demonstrated in achieving the results. Although a formula of specifically weighted factors is not used to determine the total MIP fund available or the reporting unit ratings, the corporate component is heavily influenced by financial metrics while the reporting unit ratings are a balance of financial and operational metrics.

•	Corporate, operating company and SBU financial and strategic objectives are set at the beginning of each year. Financial objectives are developed for: earnings, Return On Capital Employed (ROCE), cash flow, operating expense and other key operating measures. Non-financial measures such as safety and reliability are also included in the evaluation process. Results are measured against internal objectives and against external oil competitor results.

•	An individual’s key job responsibilities and objectives are also established at the beginning of each year. Individual objectives include achievement of business unit financial goals as well as targets related to business operations (e.g., refinery throughput, production volumes, product quality, safety, environmental performance, etc.). Performance assessments are also made on other factors including diversity, leadership, teamwork, communication, developing employees, creativity and innovation, and building partnerships.

•	The corporate performance assessment is the same for all MIP participants. Individuals will have different operating company, SBU and leadership performance assessments.

Long-Term Incentive (Long-Term Incentive Plan)

•

The Long-Term Incentive Plan (LTIP) is designed to align the interests of executives with stockholders and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

BOARD OPERATIONS (Continued)

Individual grants vary by salary grade, and are based on valuations of grants made by the oil competitors (these valuations are provided by the Committee’s external consultant). Review of general industry grant levels is also done for calibration. Grants are typically in the form of non-qualified stock options and performance shares. Each year a limited number of above standard or below standard awards may be granted on a case-by-case basis to certain individuals when performance merits. The Committee may also make restricted stock unit grants to key management employees for retention purposes as warranted by business conditions.

•	Non-Qualified Stock Options (NQSOs) are awarded at market price on the day of grant, vest one-third after one year, two-thirds after two years and 100 percent after three years. Options have a ten-year term. Their ultimate value depends entirely on appreciation of ChevronTexaco stock. The Committee does not grant discounted options or reprice outstanding options.

•	Performance Shares have an ultimate value (denominated in shares of ChevronTexaco stock) tied to TSR as compared to TSRs for the peer group competitors. Performance shares have a three-year vesting period, with a performance modifier based on relative TSR ranking that can vary from 0 percent to 200 percent, as determined by the Committee.

Corporate Officer Stock Ownership

ChevronTexaco guidelines for stock ownership are based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other corporate Officers 2 times. Executives are expected to achieve targets within 5 years of assuming their position. ChevronTexaco Executive Officers as a whole own approximately four times base salary.

Tax Deductibility Of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, ChevronTexaco generally receives an annual federal income tax deduction for compensation paid to the CEO and other four most highly paid executives only if the compensation is less than $1 million or is performance-based. The awards granted under both the Management Incentive Plan and the Long-Term Incentive Plan, including the material terms and performance goals as approved by stockholders, qualify as performance-based compensation and thus are fully tax-deductible for ChevronTexaco. The MIP performance-based criteria were reaffirmed by stockholders in 2002, and the LTIP plan is submitted for approval at the April 28, 2004 Stockholder meeting. The Committee intends to continue seeking a tax deduction for all executive compensation, to the extent it is in the best interest of ChevronTexaco and its stockholders.

2003 CEO Compensation

Executive level salary ranges are adjusted, as necessary, to maintain competitiveness with its competitor group. Individual salaries are maintained within the appropriate range for each position, including the CEO position, and are reviewed annually. In determining a competitive base salary for Mr. O’Reilly, the Committee considered his level of responsibility and contributions to the success of ChevronTexaco, the size and complexity of the business and his relative compensation position with respect to the peer group, both within the oil industry and general industry. Mr. O’Reilly’s base salary has been well below the average for both the energy industry comparator group as well as the general industry comparator group. The Committee increased Mr. O’Reilly’s base salary in 2003 to position him at the 2002 average for CEOs within both the energy industry comparator group and the general industry group.

ChevronTexaco’s MIP awards are made under the same determination rules for all participants. The CEO award is based solely on Corporation and individual performance. The MIP awards granted to Mr. O’Reilly and to the other four

BOARD OPERATIONS (Concluded)

highest-paid officers for the past three performance years are presented in the Summary Compensation Table on page 25. The Committee considered the excellent Corporate financial performance, the Corporation’s TSR for the three-year period ending December, 2003 (first among its competitor group based on compensation plan rules), and the significant improvement in operational performance.

ChevronTexaco’s LTIP grants are made under the same determination rules for all LTIP participants. Based on data provided by its outside consultant, the Committee believes this grant is reasonable and well within competitive practice for his level of responsibilities.

Within the framework described above for base salary, annual bonus and long-term incentive grants, the Committee tries to maintain a competitive position for each of the three components (base salary, annual bonus and long-term incentives) with the vast majority of Mr. O’Reilly’s total compensation based on variable, performance-based results. Based on the data supplied by the Committee’s outside consultant and his performance, the Committee believes Mr. O’Reilly’s total compensation is appropriate.

Respectively submitted on January 27, 2004 by members of the Management Compensation Committee of your Board:

Samuel H. Armacost, Chairman

Robert J. Eaton

Sen. J. Bennett Johnston

Carla A. Hills

Frank A. Shrontz

CERTAIN BUSINESS RELATIONSHIPS BETWEEN CHEVRONTEXACO AND ITS DIRECTORS AND OFFICERS

In 2003, Senator Nunn was a senior partner of the law firm of King & Spalding, which provided legal services to ChevronTexaco. During 2003, the total fees paid to King & Spalding by ChevronTexaco and its subsidiaries was less than 5 percent of the law firm’s gross revenue for that period. We expect that King & Spalding will continue to provide legal services to ChevronTexaco in the future. Senator Nunn retired from the firm at the end of 2003.

Mr. Denham is a partner of the law firm of Munger, Tolles & Olson which provided legal services to ChevronTexaco in 2003. During 2003, the total fees paid to Munger, Tolles & Olson by ChevronTexaco and its subsidiaries was less than 5 percent of the law firm’s gross revenue for that period. Munger, Tolles & Olson does not currently provide nor do we expect them to provide legal services for ChevronTexaco in 2004 and beyond.

DIRECTORS’ COMPENSATION

ChevronTexaco believes that non-employee Directors’ compensation should provide total compensation that is competitive, links rewards to business results and stockholder returns and facilitates increased ownership of ChevronTexaco Stock.

ChevronTexaco does not have a retirement plan for non-employee Directors. ChevronTexaco’s executive officers are not paid additional compensation for their services as Directors.

On May 22, 2003, stockholders approved a new compensation plan for non-employee Directors. The new plan, the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, replaced the ChevronTexaco Restricted Stock Plan for Non-Employee Directors and the ChevronTexaco Deferred Compensation Plan for Directors.

Current compensation for non-employee Directors granted under the new plan includes the following stock and cash elements:

STOCK COMPENSATION

•	400 shares of restricted ChevronTexaco Stock are granted on the date of the Annual Meeting. Dividends attributable to the restricted shares may be paid in cash or used by the Director to purchase additional shares of restricted ChevronTexaco Stock. Restricted stock awards are subject to forfeiture if a non-employee Director does not serve as a ChevronTexaco Director for a minimum of five years after the award is granted. However, such forfeiture does not apply if a Director dies, reaches mandatory retirement age, becomes disabled, changes primary occupation or enters government service.

•	1,000 stock units plus an additional number of stock units representing $25,000 worth of ChevronTexaco Stock are granted on the date of the Annual Meeting. Each stock unit represents a right to receive a share of ChevronTexaco stock. Stock units attract dividend equivalents that are reinvested into additional stock units. Shares of common stock will be distributed in satisfaction of outstanding stock units in one to ten annual installments, at the Director’s discretion, following the time that the Director’s status as Director terminates. Stock units are not subject to forfeiture.

CASH COMPENSATION

•	$75,000 annual retainer.

•	$10,000 additional annual retainer for each Board Committee chairperson.

DEFERRALS OF CASH COMPENSATION

The ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan provides an opportunity for non-employee Directors to defer payment of their directors’ fees. Under the plan, a non-employee Director may defer receipt of all or any portion of the annual cash retainers. Deferrals may be credited into accounts tracked with reference to any of the investment fund options available to participants in the ChevronTexaco Employee Savings Investment Plan, including a ChevronTexaco stock fund. Distribution from the plan is in cash except for amounts valued with reference to a ChevronTexaco stock fund, which are distributed in shares of ChevronTexaco Stock.

Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

RETAINER STOCK OPTIONS

Directors may elect to receive retainer stock options in lieu of all or any portion of their annual cash retainers. Directors who make this election will receive an option for that number of shares of ChevronTexaco Stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of an option for a share of ChevronTexaco Stock granted at

DIRECTORS’ COMPENSATION (Concluded)

fair market value on the date of grant. The option exercise price per share will be the fair market value of a share of ChevronTexaco Stock on the date of grant. Retainer stock option become exercisable on the first anniversary of the date of grant and have a term of 10 years.

EXPENSES

Non-employee Directors are reimbursed for out-of-pocket expenses that they incur in connection with the business and affairs of ChevronTexaco.

STOCK OWNERSHIP INFORMATION

DIRECTORS’ AND EXECUTIVE OFFICERS’ STOCK OWNERSHIP

The following table shows the ownership interest in ChevronTexaco Stock for each Director, Director nominee and executive officer as of February 13, 2004. No Director, Director nominee or executive officer owns 1 percent or more of the outstanding shares of ChevronTexaco Stock, nor do the Directors, Director nominee and executive officers as a group.

Name (“•” denotes a non-employee Director nominee or non-employee Director)	Shares Currently Owned (1)	Exercisable Options (2)	Stock Units (3)

Samuel H. Armacost•	10,189	0	2,785
John E. Bethancourt	33,099	67,280	8,688
Robert E. Denham•	2,200	0	0
Robert J. Eaton•	3,491	0	5,572
Sam Ginn•	5,126	0	6,506
Carla A. Hills•	5,543	0	2,785
Charles A. James	4,227	0	0
Franklyn G. Jenifer•	5,958	0	7,632
J. Bennett Johnston•	3,172	0	9,702
George L. Kirkland	12,461	111,700	6,628
William S. H. Laidlaw	10,235	0	12,212
Sam Nunn•	2,920	0	8,179
David J. O’Reilly	42,330	651,966	19,036
Peter J. Robertson	22,600	261,866	18,468
Charles R. Shoemate•	5,352	0	7,394
Frank A. Shrontz•	4,422	0	7,889
Thomas A. Vanderslice•	14,454	0	22,507
Carl Ware•	2,026	0	2,785
John S. Watson	7,220	116,866	16,594
Raymond I. Wilcox	22,423	55,866	8,656
Patricia A. Woertz	2,295	173,266	14,825
John A. Young•	8,090	0	6,534
Director, Director nominees and executive officers as a group (22 persons)	200,667	1,438,810	158,447

(1)       For executive officers, the amounts shown include shares held for them in trust under the Employee Savings Investment Plan. For non-employee Directors, the amounts shown include shares of restricted ChevronTexaco Stock awarded under the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(2)       These stock options were awarded under the ChevronTexaco Long-Term Incentive Plan and are currently exercisable. SEC rules consider a person to be the beneficial owner of shares of ChevronTexaco Stock if (a) he or she has a right to vote or sell them or (b) can exercise an option to acquire them now or at some time within the next 60 days.

(3)       Stock Units do not carry voting rights and may not be sold. They do, however, represent economic ownership of ChevronTexaco Stock, since their value depends on the performance of ChevronTexaco Stock, and they may ultimately be paid in shares. For non-employee Directors, these are stock units awarded under the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan and the Texaco Inc. Director and Employee Deferral Plan. For executive officers, these are stock units awarded under the LTIP or deferred under the ChevronTexaco Deferred Compensation Plan for Management Employees.

OTHER SECURITY HOLDERS

ChevronTexaco does not know of any person who has or shares voting and/or investment power with respect to more than 5 percent of the shares of ChevronTexaco Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Directors and executive officers to file, with the SEC, the NYSE and ChevronTexaco, reports of initial ownership and changes in ownership of ChevronTexaco equity securities.

Based solely on a review of the reports furnished to ChevronTexaco, we believe that during 2003 all of your Directors and executive officers complied with the requirements.

CORPORATE GOVERNANCE GUIDELINES

These guidelines have been approved by the ChevronTexaco Board of Directors. The guidelines, in conjunction with the Restated Certificate of Incorporation, By-Laws and Board Committee charters, form the framework for governance of the Corporation.

ROLE OF THE BOARD OF DIRECTORS

The Board of Directors oversees and provides policy guidance on the business and affairs of the Corporation. It monitors overall corporate performance, the integrity of the Corporation’s financial controls and the effectiveness of its legal compliance programs. The Board oversees management and plans for the succession of key executives. The Board oversees the Corporation’s strategic and business planning process. This is generally a year-round process culminating in a day-long Board review of the Corporation’s updated Corporate Strategic Plan, its business plan, the next year’s capital expenditures budget plus key financial and supplemental objectives.

BOARD MEMBERSHIP CRITERIA

Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with The ChevronTexaco Way. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing stockholder value and should have sufficient time to effectively carry out their duties. Their service on other boards of public companies should be limited to a reasonable number.

The Board Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Corporation and the long- term interests of the stockholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation, to maintain a balance of knowledge, experience and capability.

DIRECTOR INDEPENDENCE

A majority of the Board consists of independent Directors, as defined by the New York Stock Exchange. To be considered “independent”, a Director must be determined by the Board, after recommendation by the Board Nominating and Governance Committee and due deliberation, to have no material relations with the Corporation other than as a Director. In making its determination concerning the absence of a material relationship, the Board adheres to all of the specific tests for independence included in the New York Stock Exchange listing standards.

SELECTION OF NEW DIRECTORS

Directors are elected annually by the stockholders at the Annual Meeting. The Board of Directors proposes a slate of nominees for consideration each year. Between Annual Meetings, the Board may elect Directors to serve until the next Annual Meeting. The Board Nominating and Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Stockholders may recommend a nominee by writing to the Corporate Secretary specifying the nominee’s name and the qualifications for Board membership. All recommendations are brought to the attention of the Board Nominating and Governance Committee.

BOARD SIZE

The By-Laws provide that the number of Directors is determined by the Board. The Board’s size is assessed at least annually by the Board Nominating and Governance Committee and changes are recommended to the Board when appropriate. If any nominee is unable to serve as a Director, the Board may reduce the number of Directors or choose a substitute.

CORPORATE GOVERNANCE GUIDELINES (Continued)

TERM OF OFFICE

Directors serve for a one-year term and until their successors are elected. They stand for election based on the Corporation’s performance record, which is set forth in the Corporation’s annual report and proxy statement.

BOARD MEMBERSHIPS

Directors limit their other board memberships to a number which permits them, given their individual circumstances, to responsibly perform all of their Director duties. The Board Nominating and Governance Committee reviews and concurs in the election of any employee Director to outside, for-profit board positions.

DIRECTOR RETIREMENT POLICY

Non-employee Directors may not stand for re-election after reaching age 72. Employee Directors may not serve as Directors once their employment with the Corporation ends. Mandatory retirement for employee Directors is age 65. A Non-Employee Director shall submit to the Board Nominating and Governance Committee a letter of resignation if his or her principal occupation or business association changes substantially during his or her tenure as a Director. The Board Nominating and Governance Committee will review and recommend to the Board the action, if any, to be taken with respect to the resignation.

NUMBER AND COMPOSITION OF BOARD COMMITTEES

The Board has four committees: Audit, Board Nominating and Governance, Management Compensation and Public Policy. All Committees are comprised solely of non-employee Directors and members of the Audit, Board Nominating and Governance and Management Compensation committees are independent Directors, as defined by the New York Stock Exchange. In addition, all Audit Committee members meet the requirement that they may not directly or indirectly receive any compensation from the Corporation other than their Directors’ compensation.

Each committee is chaired by an independent Director who determines the agenda, the frequency and length of the meetings and who has unlimited access to management, information and independent advisors, as necessary and appropriate. Each non-employee Director generally serves on one or two committees. Committee members serve staggered terms enabling Directors to rotate periodically to different committees. Four- to six-year terms for committee chairpersons facilitate rotation of committee chairpersons while preserving experienced leadership.

LEAD DIRECTOR

The independent Directors will select a Lead Director from among the independent Directors serving on the Corporation’s Board. The Lead Director will act as a liaison between the non-employee Directors and the Corporation’s management, chair the executive sessions of non-employee and independent Directors and consult with the Chairman on agendas for Board meetings and other matters pertinent to the Corporation and the Board.

EXECUTIVE SESSIONS

Non-employee Directors meet in executive session at each regularly scheduled Board meeting. The sessions are chaired by the Lead Director. Any non-employee Director can request that an executive session be scheduled. At least once a year, only independent, non-employee Directors meet in executive session.

BUSINESS CONDUCT AND ETHICS CODE

The Board expects all Directors, as well as officers and employees, to display the highest standard of ethics, consistent with The ChevronTexaco Way. The Board also expects Directors, officers and employees to

CORPORATE GOVERNANCE GUIDELINES (Continued)

acknowledge their adherence to the Corporation’s Business Conduct and Ethics Code. The Corporation has and will continue to maintain the Business Conduct and Ethics Code. The Board’s Audit Committee periodically reviews compliance with this Code.

SUCCESSION PLANNING

Annually, the non-employee Directors review candidates for all senior management positions to ensure that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates.

BOARD COMPENSATION

Non-employee Directors receive compensation that is competitive, links rewards to business results and stockholder returns, and facilitates increased ownership of the Corporation’s stock. The compensation consists of cash and equity components. The Corporation does not have a retirement plan for non-employee Directors. Employee Directors are not paid additional compensation for their services as Directors. The Board Nominating and Governance Committee periodically reviews and recommends changes to Board compensation to ensure that the total compensation remains competitive and appropriate.

BOARD ACCESS TO SENIOR MANAGEMENT

Directors are encouraged and provided opportunities to talk directly to any member of management regarding any questions or concerns the Director may have.

DIRECTOR ORIENTATION AND EDUCATION

The Corporation has and will continue to maintain an orientation program that contains written material, oral presentations and site visits. In addition, the Corporation supports continuing Director education.

EVALUATION OF BOARD PERFORMANCE

The Board and each Board committee conduct a self-evaluation annually. The Board Nominating and Governance Committee oversees this self-evaluation process and assesses the full Board’s performance. The Committee recommends changes to improve the Board, the Board committees and individual Director effectiveness. The Committee utilizes an annual Board evaluation to gather input to assist the Committee’s evaluation and recommendations.

CHIEF EXECUTIVE OFFICER PERFORMANCE REVIEW

The Board annually reviews the CEO performance. To conduct this review, the Board Nominating and Governance and Management Compensation Committee chairpersons gather and consolidate input from all Directors. The consolidated input is reviewed at a meeting in executive session with all non-employee Directors after which the chairpersons present the results of the review of the CEO.

DIRECTOR AND OFFICER STOCK OWNERSHIP GUIDELINES

The Board expects all Directors and executive officers to display confidence in the Corporation by ownership of a significant amount of stock. The Board has structured its compensation to result in ownership of at least 8,000 shares of stock or stock units after five years of service as a Director. The Board has also established stock ownership guidelines for executive officers of the Corporation. Targets are based on a multiple of base salary: CEO 5 times; Vice Chairman, Executive Vice Presidents and Chief Financial Officer 4 times; all other executive officers 2 times. Executives are expected to achieve targets within 5 years of assuming their positions. The Management Compensation Committee periodically assesses the guidelines and ownership relative to these guidelines, and makes recommendations as appropriate.

CORPORATE GOVERNANCE GUIDELINES (Concluded)

ACCESS TO INDEPENDENT ADVISORS

The Board and each Board committee have the right at any time to retain independent outside financial, legal or other advisors.

BOARD AGENDA AND MEETINGS

The Chairman in coordination with the Lead Director sets the schedule for Board meetings and determines the timing and length of the meetings of the Board. In addition to eight regularly scheduled meetings, unscheduled Board meetings may be called, upon proper notice, at any time to address specific needs of the Corporation. The Annual Meeting will be scheduled in conjunction with a regularly scheduled Board meeting. The Board expects all Board members to attend regularly scheduled meetings and the Annual Meeting, unless there are extenuating circumstances.

The Chairman in consultation with the Lead Director establishes the agenda for each Board meeting, taking into account input and suggestions from other members of the Board and management. The Directors also provide input for additional pre-meeting materials. They make suggestions to the appropriate committee chairperson at any time. The agendas for Board meetings provide opportunities for the operating heads of the major businesses of the Corporation to make presentations to the Board. Each year the Board reviews the long-term strategic plan for the Corporation and the principal issues that the Corporation expects to face in the future.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Interested parties wishing to communicate their concerns or questions about ChevronTexaco to the Lead Director or to non-employee Directors may do so by U.S. mail to Lead Director or to non-employee Directors, c/o Office of the Corporate Secretary, ChevronTexaco Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and forward to the Lead Director or the non-employee Directors. The Corporate Secretary will also coordinate any requests from stockholders for additional communications with the Lead Director.

REPORTING OF CONCERNS REGARDING ACCOUNTING, INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters. These procedures can be found on the ChevronTexaco website at http://www.chevrontexaco.com/investor/corporate_governance/accounting_auditing_complaints.asp.

These guidelines were last amended by the Board on January 28, 2004.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year			Long-Term Compensation			All Other Compensation (2) ($)

		Annual Compensation		Awards		Payouts

		Salary ($)	Bonus (Year Earned) (3) ($)	Restricted Stock Unit Awards (1) ($)	Securities Underlying Options (#)	Vested Performance Units ($)

D.J. O’Reilly	2003	$1,312,500	$3,150,000	—	230,000	$3,255,200	$105,000
Chairman	2002	$1,075,000	$700,000	—	200,000	$2,154,240	$81,209
	2001	$970,833	$5,000,000	—	150,000	$1,143,581	$141,853
P.J. Robertson	2003	$723,750	$1,365,000	$1,137,700	100,000	$712,075	$57,900
Vice-Chairman	2002	$615,000	$425,000	—	80,000	$471,240	$46,112
	2001	$519,167	$1,150,000	—	60,000	$640,406	$73,914
P.A. Woertz	2003	$585,417	$945,000	$880,800	60,000	$712,075	$46,833
Executive Vice	2002	$543,750	$275,000	—	45,500	$471,240	$41,072
President	2001	$487,292	$1,128,000	—	45,500	$640,406	$67,896
G.L. Kirkland	2003	$456,875	$787,500	$477,100	45,000	$528,970	$36,550
Vice President	2002	$418,750	$264,000	—	33,000	$418,750	$31,261
	2001	$345,000	$836,000	—	33,000	$155,527	$54,480
J.S. Watson	2003	$502,500	$945,000	$880,800	60,000	$712,075	$40,200
Vice President	2002	$450,000	$350,000	—	45,500	$175,032	$32,524
	2001	$405,417	$2,000,000	—	33,000	$237,865	$54,480

(1)       As of December 31, 2003, the aggregate number of restricted stock units held by the named officers are as follows: Peter Robertson, 15,807 with an aggregated market value of $1,365,567; Patricia Woertz, 12,238 with an aggregate market value of $1,057,241; John Watson, 12,238 with an aggregate market value of $1,057,241; George Kirkland, 6,628 with an aggregate market value of $572,593. Dividend equivalents are paid on the restricted stock units and are converted into additional restricted stock units as of the dividend payment date.

(2)       Includes ChevronTexaco’s contributions to the Employee Savings Investment Plan and allocations under the Excess Benefit Plan for the Employee Savings Investment Plan. For 2003, contributions under the Employee Savings Investment Plan were $16,000 for each of the named individuals. Contributions under the Excess Benefit Plan for the named individuals were as follows: D. J. O’Reilly, $89,000; P.J. Robertson, $41,900; P. A. Woertz, $30,833; G. L. Kirkland, $20,550; and J. S. Watson, $24,200.

(3)       2001 amounts include regular annual bonus amounts as follows: D.J. O’Reilly, $1,800,000; P.J. Robertson, $650,000; P. A. Woertz, $628,000; G. L. Kirkland, $336,000; and J.S. Watson, $500,000. In addition, the ChevronTexaco Management Compensation Committee of the Board of Directors recognized exemplary performance related to the successful merger of Chevron and Texaco. They granted special one-time supplemental cash awards that will not be benefits bearing for retirement plan purposes as follows: D. J. O’Reilly, $3,200,000; P. J. Robertson, $500,000; P. A. Woertz, $500,000; G. L. Kirkland, $500,000; and J. S. Watson, $1,500,000.

LONG-TERM INCENTIVE PLAN – 2003 PERFORMANCE SHARES AWARDS TABLE

Name	Number of Performance Shares Granted	Performance Period Until Payout	Estimated Future Payout

			Threshold	Target	Maximum

D. J. O’Reilly	53,000	3 Years	26,500	53,000	106,000
P. J. Robertson	20,000	3 Years	10,000	20,000	40,000
P. A. Woertz	13,500	3 Years	6,750	13,500	27,000
G. L. Kirkland	9,000	3 Years	4,500	9,000	18,000
J. S. Watson	13,500	3 Years	6,750	13,500	27,000

The payout can vary depending on ChevronTexaco TSR vs. its peer group competitors. A performance modifier provides the incentive to maximize TSR relative to the competitor peer group by modifying the payout value (e.g., the modifier is 200% for the highest relative TSR and 0% for the lowest relative TSR). Payout (in dollars) is equal to the number of shares times a performance modifier based on relative TSR times the 20-day trailing average price of ChevronTexaco Stock at the end of the performance period. The threshold represents the lowest payout unless the modifier is 0% which will result in no payout.

EXECUTIVE COMPENSATION (Continued)

OPTION GRANTS IN LAST FISCAL YEAR TABLE

Name	Number of Securities Underlying Options Granted (1)	Individual Grants Percentage of Total NQSOs/ SARs Granted to Employees in 2003	Exercise or Base Price (per Share) (2)	Expiration Date	Potential Realizable value After 10 Years based on Assumed Compounded Annual Rates of Stock Price Appreciation

					0% per Year	5% per Year	10% per Year

D. J. O’Reilly	230,000	4.9%	$73.40	6/25/13	—	$10,616,999	$26,905,560
P. J. Robertson	100,000	2.1%	$73.40	6/25/13	—	$4,616,087	$11,698,070
P. A. Woertz	60,000	1.3%	$73.40	6/25/13	—	$2,769,652	$7,018,842
G. L. Kirkland	45,000	1.0%	$73.40	6/25/13	—	$2,077,239	$5,264,131
J. S. Watson	60,000	1.3%	$73.40	6/25/13	—	$2,769,652	$7,018,842

ChevronTexaco Equity Compensation Plans

NQSO Stock Price/Share			$73.40		$73.40	$119.56	$190.38

Total ChevronTexaco 2003 NQSO’s/SAR’s granted	4,732,534					$218,457,866	$553,615,124

All Stockholders (3)	1,069,147,721				—	$49,352,784,261	$125,069,645,140

Optionee Gain as % of All Stockholders’ Gain						0.44%	0.44%

1)        NQSOs have a 10-year term and are generally vested 33.33% at each anniversary of the date of grant for three years.

2)        The exercise or base price was the fair market value on the date of grant, June 25, 2003.

3)        Represents the potential aggregate increase in market capitalization of ChevronTexaco based upon the 1,069,147,721 outstanding shares of ChevronTexaco Stock as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUE TABLE

Name	Shares Acquired on Exercise	Value Realized	Unexercised Shares		Value of Unexercised In-the-Money Shares

			Exercisable	Unexercisable	Exercisable	Unexercisable

D.J. O’Reilly	20,400	$633,332	651,966	363,334	$2,633,600	$3,006,367
P. J. Robertson	11,200	$244,290	261,866	153,334	$2,093,416	$1,306,467
P.A. Woertz	12,200	$365,025	173,266	90,334	$544,955	$783,647
G.L. Kirkland	—	—	111,700	67,000	$262,776	$587,630
J.S. Watson	3,800	$112,195	116,866	90,334	$459,428	$783,647

EXECUTIVE COMPENSATION (Continued)

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

In 2000, your Board adopted the Change-In-Control Benefit Protection Program to provide employees with benefit protection and to retain employees in the event of a change-in-control.

In the event of a change-in-control, executive officers of ChevronTexaco are generally entitled to the following enhanced benefits:

•	unvested benefits under retirement plans become fully vested,

•	outstanding stock options are converted into options of the acquiring company,

•	payouts on outstanding performance shares must be at least equal to target amounts, and

•	MIP bonuses for the year in which the change-in-control occurs must be at least equal to target amounts.

If executive officers are terminated other than for cause (or resigns as a result of a demotion), they will receive:

•	severance benefits up to a maximum of three years salary and MIP bonus,

•	immediate vesting of any unvested stock options,

•	immediate vesting on a pro rated basis for other incentive awards such as performance shares and MIP bonuses,

•	gross-up payments for excise tax liability, if any,

•	insurance coverage protected for two years, and

•	a trust fund established to secure payment of any vested, but unpaid benefits.

For the foregoing purposes, a “change-in-control” would occur if:

•	anyone acquired 20 percent or more of ChevronTexaco Stock (other than from ChevronTexaco itself); or

•	the current Directors and those elected in normal circumstances cease to be a majority; or

•	a merger or other business combination occurs and ChevronTexaco’s stockholders receive less than 55 percent of the resulting equity.

EXECUTIVE COMPENSATION (Continued)

PENSION PLAN TABLE

	Years of Benefit Accrual Service

Remuneration*	20	25	30	35	40

$ 700,000	$224,000	$280,000	$336,000	$392,000	$448,000

$ 750,000	$240,000	$300,000	$360,000	$420,000	$480,000

$1,000,000	$320,000	$400,000	$480,000	$560,000	$640,000

$1,250,000	$400,000	$500,000	$600,000	$700,000	$800,000

$1,500,000	$480,000	$600,000	$720,000	$840,000	$960,000

$1,750,000	$560,000	$700,000	$840,000	$980,000	$1120,000

$2,000,000	$640,000	$800,000	$960,000	$1,120,000	$1,280,000

$2,250,000	$720,000	$900,000	$1,080,000	$1,260,000	$1,440,000

$2,500,000	$800,000	$1,000,000	$1,200,000	$1,400,000	$1,600,000

$2,750,000	$880,000	$1,100,000	$1,320,000	$1,540,000	$1,760,000

$3,000,000	$960,000	$1,200,000	$1,440,000	$1,680,000	$1,920,000

$3,250,000	$1,040,000	$1,300,000	$1,560,000	$1,820,000	$2,080,000

$3,500,000	$1,120,000	$1,400,000	$1,680,000	$1,960,000	$2,240,000

$3,750,000	$1,200,000	$1,500,000	$1,800,000	$2,100,000	$2,400,000

*	For plan purposes, this means (1) average annual salary over the highest paid 36 months plus (2) the average of the three highest MIP awards during the last ten years of employment.

Employees who meet the age, service, and other requirements of ChevronTexaco’s pension plans are eligible for a pension after retirement. The table shows the approximate yearly benefit that would be paid to a ChevronTexaco employee in the top compensation and period of service categories. The table reflects a single life annuity form of payment. Retiring employees may also elect to receive an equivalent lump-sum payment instead of an annuity. The pension formula also includes a reduction for Social Security that is not a material portion of the benefit.

Under the ChevronTexaco plans, covered compensation for the named executive officers includes the amount shown in the “Salary” column of the Summary Compensation Table and the regular bonus (but not the 2001 special merger bonus) shown in the “Bonus” column of that table. At December 31, 2003, the covered compensation and years of service were D. J. O’Reilly $2,631,667 (35 years); P. J. Robertson $1,227,500 (30 years); P.A. Woertz $1,007,974 (27 years); G. L. Kirkland $757,500 (29 years); J. S. Watson $922,500 (23 years).

EXECUTIVE COMPENSATION (Concluded)

PERFORMANCE GRAPH

The stock performance graph below shows how an initial investment of $100 in ChevronTexaco Stock would have compared to an equal investment in the S&P 500 Index or the Competitor Peer Group. The Competitor Peer Group companies are those with which ChevronTexaco competes directly and against which for a number of years it has measured its performance for purposes of calculating grants under its MIP and its LTIP. The comparison covers a five-year period beginning December 31, 1998 and ending December 31, 2003 and is weighted by market capitalization as of the beginning of each year. It includes the reinvestment of all dividends that an investor would be entitled to receive. The interim measurement points show the value of $100 invested on December 31, 1998 as of the end of each year between 1999 and 2003.

Peer Group         BP p.l.c.-ADS, Exxon Mobil, Royal Dutch Petroleum-ADR, ConocoPhillips

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2003 with respect to ChevronTexaco equity compensation plans:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (2)	18,611,277	(3)	$78.40	(4)	(5)

Equity compensation plans not approved by security holders (6)	2,694,836	(7)	$76.31	(8)	(9)

Total	21,306,113		$78.21

(1)	The table does not include information for employee benefit plans of ChevronTexaco and subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and foreign employee benefit plans which are similar to Section 401(a) plans. 401(a) plans can generally be described as retirement plans intended to meet the tax qualification requirements of the Internal Revenue Code.

The table also does not include information for equity compensation plans assumed by ChevronTexaco in mergers and securities outstanding thereunder at December 31, 2003. The number of securities to be issued upon exercise of outstanding options, warrants and rights under plans assumed in mergers and outstanding at December 31, 2003 was 11,015,950 and the weighted-average exercise price (excluding restricted stock units, performance units and other rights for which there is no exercise price) was $87.77. No further grants or awards can be made under these assumed plans, however, certain of the assumed plans provide for restoration options when company stock or stock equivalents are tendered as consideration for the exercise price of the outstanding stock option grants.

(2)	Consists of two plans: the ChevronTexaco Corporation Long-Term Incentive Plan (LTIP) and the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan. Stock options, restricted stock, restricted stock units and performance shares are awarded under LTIP. Restricted stock, stock units and retainer stock options are awarded under the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(3)	Consists of 17,539,989 stock options, 81,051 restricted stock units, 65,146 stock units and 925,091 performance shares outstanding as of December 31, 2003. Performance shares are notional—they may be paid out in cash or stock—and the amount depends on application of a performance multiplier (from 0 to 2) determined based on the Company’s TSR relative to a peer competition group over a 3 year period.

(4)	The price reflects the weighted average exercise price of stock options under LTIP and the ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(5)	Under the terms of LTIP that were effective as of December 31, 2003, the maximum number of shares for which awards may be granted in each calendar year was 1 percent of the total issued and outstanding shares of the Company as of January 1 of such year and the total number of shares remaining available for awards under LTIP in any calendar year would be reduced by the number of shares subject to awards previously made under the plan in that calendar year and by an imputed number of shares equal to the value of all other awards made in that calendar year. A revised and restated LTIP was adopted by the Board of Directors after December 31, 2003 and is presented for stockholder approval in item 4 of this Proxy Statement. The maximum number of shares that can be issued under the revised and restated LTIP is 80,000,000.

The ChevronTexaco Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan has 357,037 securities that remain available for issuance. Total shares for which awards may be granted under the plan will not exceed 400,000 shares.

(6)	This category consists of three plans: ChevronTexaco Corporation 1998 Stock Option Program for U.S. Dollar Payroll Employees (1998 Stock Option Program), ChevronTexaco Corporation Deferred Compensation Plan for Management Employees (the Deferred Compensation Plan) and ChevronTexaco UK Share Incentive Plan (UK Plan).

(7)	1,721,045 stock options were outstanding as of December 31, 2003 under the 1998 Stock Option Program. The 1998 Stock Option Program is a broad based stock option plan adopted by the Board of Directors of the Company on January 28, 1998, effective February 11, 1998, under which a one-time grant of stock options was made to each eligible employee to purchase between 100 and 300 shares at an exercise price of $76.31 per share. Outstanding options vested under the plan on February 11, 2002, and expire on February 11, 2008 or 180 days after the date the option holder’s employment with the Company ends. No further options can be granted under the 1998 Stock Option Program.

EQUITY COMPENSATION PLAN INFORMATION (Concluded)

973,791 ChevronTexaco Stock Fund units were allocated to participant accounts as of December 31, 2003 under the Deferred Compensation Plan. The Deferred Compensation Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d). The plan allows participants to defer receipt of earned salary and awards under certain Corporation benefit plans and to invest such deferred amounts in a range of deemed investment alternatives, including but not limited to, investment in notional units valued with reference to a ChevronTexaco Stock Fund. A participant may elect to transfer amounts already credited to his of her deferral account among any of the available investment funds by following the procedures prescribed by the Management Compensation Committee. A participant’s deferral account is distributed in cash, except that amounts valued with reference to the ChevronTexaco Stock Fund will be distributed in stock.

There are no outstanding rights under the UK Plan as of December 31, 2003. The UK Plan has been established by Chevron Texaco UK Limited (CT UK Ltd.) to give its employees the opportunity to accumulate shares of the common stock of ChevronTexaco. The UK Plan allows employees to contribute to the plan pre-tax up to 10 percent of the employee’s basic salary or, if less, £125 per month for the purchase of ChevronTexaco stock. Pursuant to the terms, CT UK Ltd. will contribute 2 matching shares for every 1 share purchased with employee contributions, up to 2.5 percent of the employee’s basic salary or, if less, the first £125 of monthly contributions. Each month, the trustee of the UK Plan will purchase the necessary shares in the open market at the current market value. No ChevronTexaco securities will be issued under the UK Plan after April 28, 2004. The Company intends that in the future similar grants will be made under LTIP.

(8)	Represents the exercise price for outstanding options under 1998 Stock Option Program. There is no exercise price for outstanding rights under the Deferred Compensation Plan. The UK Plan does not contain any outstanding rights as of December 31, 2003.

(9)	No further options can be granted under the 1998 Stock Option Program.

Current provisions of the Deferred Compensation Plan do not provide for a limitation on the number of shares available under the plan. The total actual distribution of stock under the Deferred Compensation Plan was 117,747 shares in 2003 and 14,164 shares in 2002.

Current provisions of the UK Plan do not provide for a limitation on the number of shares to be purchased pursuant to the plan; however, as described in footnote (7), the UK Plan does contain limitations based on the percentage of salary that may be contributed annually under the plan. The shares purchased under the UK Plan are purchased in the open market and therefore result in no net dilution based upon issuances under this plan. No ChevronTexaco securities will be issued under the UK Plan after April 28, 2004. The Company intends that in the future similar grants will be made under LTIP.

RATIFICATION OF INDEPENDENT ACCOUNTANTS

(Item 2 on the proxy form)

The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as independent accountants to audit the books, records and accounts of ChevronTexaco and its subsidiaries for the year 2004. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of ChevronTexaco and during the two years ended December 31, 2003 provided both audit and non-audit services.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers for the years ended December 31, 2003 and 2002, were as follows (millions of dollars):

Services Provided	2003	2002
Audit	$16.2	$14.5
Audit Related	1.7	1.2
Tax	7.1	10.8
All Other*	0.2	23.3

Total	$25.2	$49.8

*	Included in the All Other fees above are $21.8 million for 2002 relating to services that PricewaterhouseCoopers no longer provides.

The Audit fees for the years ended December 31, 2003 and 2002 were for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, issuance of comfort letters and consents, and assistance with and review of documents filed with the SEC.

The Audit Related fees for the years ended December 31, 2003 and 2002 were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2003 and 2002 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

All Other fees for the year ended December 31, 2003 were for services rendered for strategic consulting, software licenses and subscriptions. All Other fees for the year ended December 31, 2002 were for financial information systems implementation and design; information systems reviews not performed in connection with audits; employee benefit plan services; non-information technology consulting; and information technology consulting.

Audit Committee Pre-Approval Policies and Procedures

The 2003 and 2002 audit and non-audit services provided by PricewaterhouseCoopers were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor’s independence.

The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations.

RATIFICATION OF INDEPENDENT ACCOUNTANTS

(Concluded)

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another firm of auditors for the following year.

Your Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as Independent Accountants.

SUPPORT FOR THE STOCKHOLDER RIGHTS PLAN POLICY

(Item 3 on the proxy form)

Your Board requests that stockholders express their support for the stockholder rights plan policy adopted by the Board. The policy provides that the Board will seek stockholder approval of any stockholder rights plan adopted in the future. Your Board will view an affirmative vote by a majority of the shares that are voted for or against the proposal as support and approval for the policy.

The new stockholder rights plan policy adopted in December 2003 commits the Board to obtain stockholder approval prior to the implementation of a stockholder rights plan. Under certain circumstances, however, a majority of the independent members of the Board may determine that the need to act expeditiously overrides the need to wait for stockholder approval.

In this limited case, the Board may implement a stockholder rights plan prior to obtaining stockholder approval. However, the stockholder rights plan must be submitted to stockholders for approval at the first meeting of stockholders for which a record date passes after the Board’s adoption of the stockholder rights plan. A record date usually is 60 days prior to a company’s annual meeting. If stockholder approval is not obtained, the stockholder rights plan would terminate within 30 days of the vote certification.

In each of the past two years, our stockholders have voted on stockholder proposals relating to the use of stockholder rights plans, or “poison pills.” These proposals have generally requested that the Board seek stockholder approval for the Company’s use of a stockholder rights plan. In response to the support expressed for these proposals, the Company has considered a wide variety of actions and policies. Following the 2002 Annual Meeting, the Board amended the Company’s stockholder rights plan to expire five years early, in November 2003. As a result of that action, the Company currently does not have a stockholder rights plan.

At the 2003 Annual Meeting, approximately 55 percent of the shares present at the meeting were voted in favor of a stockholder proposal requesting that the Board not “adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.” In light of this stockholder request, the Board considered adopting a Board policy that it will obtain stockholder approval of any stockholder rights plan adopted in the future. Accordingly, the Board has adopted the following policy:

The policy of the Board is that it will obtain stockholder approval of any stockholder rights plan. The Board will obtain such approval prior to the implementation of a stockholder rights plan, except in the following limited circumstance. If a majority of the independent members of the Board conclude that it would be detrimental to the best interests of the Company and the holders of the majority of the shares of its common stock to defer the effectiveness of a stockholder rights plan until stockholder approval of the plan can be obtained, then the Board may implement a stockholder rights plan prior to obtaining stockholder approval. In such a case, the Board will submit the stockholder rights plan to stockholders for approval at the first meeting of stockholders for which a record date passes after the adoption of the stockholder rights plan. If stockholder approval is not obtained, the stockholder rights plan would terminate not later than 30 days after the vote has been certified by the inspector of elections.

Your Board believes that it is important to retain the flexibility to adopt a stockholder rights plan and in limited circumstance to do so in advance of stockholder approval. Stockholder rights plans can protect stockholders against abusive

SUPPORT FOR THE STOCKHOLDERS RIGHTS PLAN POLICY (Concluded)

takeover tactics and ensure that each stockholder is treated fairly in an acquisition. They have been effective to give boards time to evaluate offers, investigate alternatives and take steps necessary to maximize value to stockholders.

Your Board believes that the new policy addresses the concerns that stockholders have with the use of stockholder rights plans while maintaining the Board’s ability to act in the stockholders’ best interests. The Company recognizes that the terms upon which a stockholder rights plan would be adopted in the future, if the need arises, including the submission of such a plan to the stockholders, is of keen interest to the stockholders. Therefore, the Board has determined to seek your support and approval of this Board policy as a way of affirming the Company’s approach to this issue.

Stockholder approval of this policy will not preclude the Board from amending it or adopting new policies or procedures, nor would failure of the proposal to be approved require that the Board change its policies or procedures. However, the level of stockholder support for the policy will be taken into account by the Board in considering the desirability of continuing it or pursuing a different policy. Notwithstanding any impact that the stockholder vote may have on the Board’s deliberation processes, stockholder approval or disapproval of the Board’s stockholder rights plan policy will have no effect on the rights of stockholders generally, including the right to hold the Directors accountable for their stewardship of the Company.

Your Board believes that the policy in place addresses the concerns that stockholders have with the use of stockholder rights plans.

Therefore, the Board unanimously recommends that you vote FOR the Stockholder Rights Plan Policy.

APPROVAL OF THE LONG-TERM INCENTIVE PLAN

(Item 4 on the proxy form)

Approval of the ChevronTexaco Corporation Long-Term Incentive Plan and Specific Approval of Performance-Based Provisions

Your Board is presenting for the approval of stockholders the ChevronTexaco Corporation Long-Term Incentive Plan as amended and restated (the “Plan”); your Board is also requesting specific approval of the performance-based provisions of the Plan. The Plan was originally adopted by the Board on January 24, 1990 and was approved by the stockholders at the 1990 annual meeting of stockholders. The Plan was previously amended on various occasions. The performance-based provisions of the Plan were last approved by the stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), at the 2002 annual meeting of stockholders. The Board adopted this amendment and restatement of the Plan on January 28, 2004 subject to stockholder approval. The Plan will expire on January 27, 2014, unless terminated sooner by the Board. The Plan allows ChevronTexaco to provide employees who are selected to receive awards under the Plan the opportunity to acquire an equity interest in ChevronTexaco. The Board believes that such equity incentives are a significant factor in keeping ChevronTexaco’s compensation competitive with oil industry peer group competitors by allowing ChevronTexaco to attract and retain qualified individuals and by aligning the employees’ interests with those of ChevronTexaco’s stockholders.

The Plan is a comprehensive equity incentive compensation plan and provides for the following types of awards: stock options, restricted stock awards, other share-based awards and nonstock awards. The Plan, as amended and restated, removes the “evergreen” share reserve provision that was previously in effect. A total of 80,000,000 shares of ChevronTexaco common stock are reserved for issuance in connection with awards granted under the Plan, as amended and restated. In addition, the Plan contains a 32,000,000 share limit on Awards of restricted stock and any other awards resulting in the issuance of shares, other than stock options, stock appreciation rights, and awards that require full payment for issued shares by the award recipient.

The stockholders are also being asked to approve the performance-based provisions of the Plan. Under the Plan no individual may receive in a calendar year stock options, stock appreciation rights, restricted stock or other share-based awards involving or covering more than 2,000,000 shares of common stock. This provision replaces the previous formula which was expressed as a percentage of shares outstanding on December 31, 2001. In addition, nonstock awards granted to a single individual in a calendar year may not exceed $4,000,000. These and other performance-based provisions are set forth below and are intended to meet the requirements of Section 162(m) of the Code.

The Plan, as amended and restated, also expands the class of employees eligible to receive awards under the Plan. Previously only managerial and other key employees of ChevronTexaco or its subsidiaries were eligible to receive awards under the Plan. Under the Plan as amended and restated, all employees of ChevronTexaco and its subsidiaries will be eligible to receive awards under the Plan. For purposes of the Plan, a subsidiary of ChevronTexaco is any corporation or entity in which ChevronTexaco directly or indirectly controls more than 50 percent of the total voting power and which the Board has designated as a subsidiary for purposes of the Plan.

Description of the Plan

The following is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. A copy of the Plan is included as Appendix A to this Proxy Statement.

APPROVAL OF THE LONG-TERM INCENTIVE PLAN (Continued)

Eligibility for Awards

Employees of ChevronTexaco or its subsidiaries are eligible to participate in the Plan. Currently, there are approximately 51,000 employees of ChevronTexaco and its subsidiaries.

Types of Awards

The Plan provides for awards of nonstatutory stock options (either alone or in tandem with stock appreciation rights), restricted stock, other share-based awards (including performance shares and free-standing stock appreciation rights) and nonstock awards.

Stock options and performance shares are the types of awards historically awarded most frequently under the Plan. However, restricted stock and restricted stock units are also granted under the Plan. ChevronTexaco may also grant stock appreciation rights and certain other types of awards under the Plan. The principal features of these types of awards are described below.

Shares Subject to the Plan

Subject to approval of the stockholders, on and after April 28, 2004, a total of 80,000,000 shares of ChevronTexaco common stock will be reserved for issuance in connection with all awards made under the Plan, as amended and restated. In addition, only 32,000,000 shares (out of the 80,000,000 shares) will be available for issuance in connection with awards that are not stock options, stock appreciation rights or awards that require full payment for issued shares, such as restricted stock, for example.

Only shares of common stock that are actually issued will be counted against these share reserves. Any shares related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged prior to the issuance of shares for Awards not settled in shares, shall not reduce or otherwise count against the share reserves set forth above.

Moreover, if the exercise price of any Stock Option granted under the Plan or the tax withholding requirements with respect to any Award under the Plan are satisfied by tendering Shares to, or the withholding of shares by, the Corporation, or if a stock appreciation right is exercised, only the number of shares actually issued, net of any shares tendered, if any, will count against the share reserve of the Plan.

The share reserves under the Plan will not be reduced to reflect any dividends or dividend equivalents credited with respect to an Award outstanding under the Plan that are reinvested in, or accrue in the form of, additional shares of common stock.

Administration

A committee appointed by the Board will have exclusive authority to administer and interpret the Plan, and the committee may from time to time adopt regulations and rules to interpret or administer the Plan (the “Rules”). Currently, the committee is the Management Compensation Committee of the Board.

The committee has the authority to administer the Plan in its sole direction. The committee has the authority to construe and interpret the Plan, to promulgate Rules and to make all other determinations necessary for the administration of the Plan, including, without limitation, the selection of employees to receive awards under the Plan and the number of shares or share equivalents to be subject to such awards.

Performance-Based Provisions

Awards to named executive officers under the Plan under current practice take the form of nonstatutory stock options and performance shares. Section 5(a) of the Plan provides that stock options, stock appreciation rights,

APPROVAL OF THE LONG-TERM INCENTIVE PLAN (Continued)

performance shares and other share-based awards that may be granted under the Plan to any individual in a single calendar year may not exceed 2,000,000. Actual grants during the past several years to the chief executive officer have varied between approximately 9 percent and 14 percent of the maximum award (as set forth in the Plan as amended and restated), and grants to other named officers have varied between approximately 2 percent and 6 percent of the maximum (as set forth in the Plan as amended and restated). The committee grants awards under the Plan that are consistent with the competitive practices of ChevronTexaco’s oil industry peer group.

In addition, Section 5(b) of the Plan limits the value of all nonstock awards granted to any individual in a single calendar year to $4,000,000.

The Plan provides that the committee has the authority when granting awards under the Plan to specify that the payment or vesting of such awards will be subject to the achievement of certain performance-based criteria which are specified by the committee at or about the time of granting the award. These criteria include (but are not limited to) earnings per share, TSR, return on capital employed, operating margin, operating expense or cash flow (see Sections 7(a), 8(a) and 9(a) of the Plan). For example, under the Rules currently in effect, payment of a participant’s performance shares will range from zero to 200 percent of the value of a share, depending on ChevronTexaco’s ranking on TSR relative to the TSR of a group of named competitors. Generally, stock option grants under the Plan are not subject to any performance goals; applicable federal income tax regulations, however, provide that a stock option grant is deemed to satisfy the performance-based award requirement of Section 162(m) if (i) it is made by the employer’s compensation committee, (ii) it is granted pursuant to a plan which states the maximum number of shares with respect to which options or rights may be granted during a specified period, and (iii) the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award.

Stock Options

Grants

Employees may be awarded options to purchase shares of common stock. All stock options granted under the Plan will be nonstatutory options and will have no special tax status. No incentive stock options will be granted under the Plan. Subject to the limitations set forth in the Plan, the committee has discretion to determine the number and terms of stock options awarded under the Plan including, without limitation, the vesting schedule to be in effect for the stock option and the maximum term for which any stock option is to remain outstanding.

Exercisability and Term

The committee will determine the time when any stock option becomes exercisable and the maximum term for any stock option; provided, however, that no stock option will be exercisable before the completion of a specified period (as determined under the Rules) of continued employment with ChevronTexaco or a subsidiary from the date the stock option is granted (except in the case of death or disability).

Additionally, no stock option will be exercisable more than ten years after the date it is granted.

Termination of Employment

Upon cessation of employment, the optionee has a limited period of time in which to exercise outstanding stock options for any shares in which the optionee is vested at that time. This

APPROVAL OF THE LONG-TERM INCENTIVE PLAN (Continued)

period will be specified by the committee, need not be uniform among all options issued under the Plan, and may reflect distinctions based on the reasons for termination of employment.

Exercise Price and Payment of Exercise Price

Each stock option will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant.

Each stock option may be exercised, in whole or in part, by providing notice of exercise in the manner prescribed by ChevronTexaco. Payment shall accompany such notice and may be made in cash or in such other form as approved by the committee, consistent with applicable laws, regulations and rules.

Assignability and Transferability

A stock option may only be assigned or transferred as permitted by the committee.

Stock Appreciation Rights

In connection with the grant of any stock option under the Plan, the committee may also grant a stock appreciation right. Under such a stock appreciation right, the optionee will have the right to surrender all or part of the unexercised portion of the stock option and exercise the stock appreciation right. Upon such exercise, the optionee will obtain an amount equal to the difference obtained by subtracting the aggregate exercise price of the shares subject to the stock option (or portion of the stock option) which has been surrendered from the market price at the time of execution.

The exercise of stock appreciation rights will be subject to the limitations that the committee deems appropriate. The payment of a stock appreciation right may be made in shares of common stock or in cash or partly in cash and partly in shares as determined by the committee.

The Plan also authorizes the committee to grant free-standing stock appreciation rights, which are independent of any stock option. Rules governing free-standing stock appreciation rights will be similar to those governing stock appreciation rights granted in conjunction with stock options as described in the preceding paragraphs.

Restricted Stock Awards

Grants

The committee has complete discretion to determine the terms of restricted stock awards, not inconsistent with the provisions of the Plan, including, without limitation, rules regarding vesting and forfeiture. The committee may condition the grant of a restricted stock award upon the attainment of specified performance goals (such as earnings per share, TSR, return on capital employed, operating margin, operating expense or cash flow) or such other factors as the committee may determine in its sole discretion. Restricted stock may be granted alone on in combination with other awards under the Plan.

Restriction Period

The period of time commencing with the date of the award of restricted stock and ending with the date on which all shares of restricted stock in such award either vest or are forfeited is known as the restriction period. The committee may provide for the lapse of any such term, condition or restriction in installments and may accelerate such term; provided, however, that restrictions on restricted stock will not lapse unless the recipient is employed with ChevronTexaco or a subsidiary for a specified period of time (as determined under the Rules) after the date of grant (except in the case of death of disability).

Except with respect to a maximum of five percent (5 percent) of the Shares authorized for issuance under the Plan, any awards of

APPROVAL OF THE LONG-TERM INCENTIVE PLAN (Continued)

restricted stock (or restricted stock units) which vest on the basis on the participant’s continued employment with the ChevronTexaco or a subsidiary or affiliate will not provide for vesting which is any more rapid that annual pro rata vesting over a three (3) year period and any awards of restricted stock (or restricted stock units) which vest upon the attainment of performance goals will provide for a performance period of at least twelve (12) months.

Restrictions and Conditions; Stockholder Rights; Assignability and Transferability

Except as provided by the committee, the holders of restricted stock awards will have the same voting, dividend and other rights as ChevronTexaco’s other stockholders. Generally, unless otherwise determined by the committee, until all restrictions are removed from the restricted stock, a participant will not be permitted to sell, transfer, pledge, assign or encumber restricted stock awarded under the Plan.

Performance Shares

The committee will have complete discretion to determine which eligible individuals will receive performance shares under the Plan. The value of a performance share is determined with reference to the value of a share of ChevronTexaco common stock. At the time of grant, the committee will determine the number of performance shares covered by the award, the performance period and the performance goal or goals to be achieved. Such performance goals may include earnings per share, TSR, return on capital employed, operating margin, operating expense or cash flow. At the end of the performance period, the committee will determine the level of performance versus the goal and the portion of the performance shares (if any) which will be payable to the participant.

General Plan Provisions

Duration of Plan

The Plan will terminate on January 27, 2014, unless terminated sooner by the Board.

Change in Control

See page 27 of this Proxy Statement under the heading “Termination of Employment and Change-in-Control Arrangements” for a description of the change in control provisions that affect awards made under the Plan.

Changes in Capitalization

In the event any change is made to the outstanding shares of common stock by reason of any stock dividend, stock split, or other subdivision or combination of shares, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number securities that may be granted to an individual in a calendar year, and (iii) the number and/or class of securities and exercise price (if applicable) for which awards are outstanding under the Plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Plan or the outstanding awards under it. In the event of a dissolution or liquidation of ChevronTexaco or a merger, consolidation or other reorganization, the nonvested award will be governed by the terms of the agreement of merger, consolidation or reorganization.

Amendment and Termination

The Board may amend or terminate the Plan at any time; provided, however, that unless the Board specifically determines otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders will not

APPROVAL OF THE LONG-TERM INCENTIVE PLAN (Continued)

be effective unless and until approval of the stockholders is obtained. Rights under any award granted before amendment of the Plan cannot be impaired without the consent of the affected participant.

No repricings are allowed under the Plan.

Federal Income Tax Consequences

The following is only a brief summary of the effect of U.S. federal income taxation on the recipient of an award and on ChevronTexaco and does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside.

Stock Options

Stock options granted under the Plan are nonstatutory stock options which are not intended to satisfy the requirements of Section 422 of the Code. Generally, no taxable income is recognized by an optionee upon the grant of a nonstatutory option nor will ChevronTexaco (and/or its subsidiaries) be entitled to a deduction at that time. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the option shares on the exercise date over the exercise price paid. The optionee will be required to satisfy the tax withholding requirements applicable to such income. ChevronTexaco (and/or its subsidiaries) will be entitled to an income tax deduction in the year of exercise equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option.

The taxation principles for stock appreciation rights granted in conjunction with stock options are analogous to those for the associated stock options.

Restricted Stock Awards

Generally, the grantee of a restricted stock award will not be deemed to have received any income subject to tax at the time of grant, nor will ChevronTexaco (and/or its subsidiaries) be entitled to a tax deduction at that time. When the restrictions lapse, the grantee will be deemed to have received an amount of ordinary income equal to the fair market value of the common stock at the time the restrictions lapse. At that time, ChevronTexaco (and/or its subsidiaries) will be entitled to a deduction equal to the amount of the ordinary income recognized by the grantee.

Performance Shares

A participant will not be deemed to have received any income subject to federal income tax at the time of grant of performance shares, nor will ChevronTexaco (and/or its subsidiaries) be entitled to a deduction at that time. When performance shares are settled and distributed, the participant will be deemed to have received an amount of ordinary income equal to the amount of cash and/or the fair market value of the shares received. ChevronTexaco (and/or its subsidiaries) will be allowed a deduction in an amount equal to the ordinary income that the participant is deemed to have received.

Deductibility of Executive Compensation

Subject to the approval of stockholders of the performance-based provisions of the Plan, ChevronTexaco anticipates that any compensation deemed paid by it in connection with some awards under the Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code and may not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of ChevronTexaco. Accordingly, such compensation deemed paid

APPROVAL OF THE LONG-TERM INCENTIVE PLAN (Concluded)

with respect to those awards that qualify as performance-based compensation may remain deductible by ChevronTexaco (and/or its subsidiaries) without limitation under Code Section 162(m).

Plan Benefits

Because future benefits under the Plan are subject to the Committee’s discretion, it is not possible to determine the benefits that will be received under the Plan by executive officers and other employees in the future. The table below shows the benefits that were awarded under the Plan in 2003 to: all of the executive officers as a group; and all other employees of ChevronTexaco. The benefits that were awarded under the Plan in 2003 to each of the executive officers named in the Summary Compensation Table on page 25 are disclosed in the Summary Compensation Table, the Long-Term Incentive Plan – 2003 Performance Shares Award Table on page 25 and the Option Grants in Last Fiscal Year Table on page 26. Non-employee Directors are not eligible for awards under the Plan.

	Restricted Stock Units Granted in 2003	Estimated Value*	Performance Shares Granted in 2003	Estimated Value**	Number of Shares Underlying Options Granted in 2003	Estimated Value***

All executive officers as a group	66,500	$4,881,100	135,800	$0 to $23,452,660	618,000	$0 to $72,294,070

All other employees as a group (not including executive officers)	13,000	$954,200	295,125	$0 to $50,968,088	4,082,300	$0 to $477,550,298

*	The estimated value of the restricted stock units is calculated by multiplying the closing market price of ChevronTexaco stock on the date of grant by the number of stock units awarded.

**	The value of the performance shares granted in 2003 can vary depending on ChevronTexaco TSR vs. its peer group competitors. The payout value (in dollars) will be equal to the number of shares awarded times a performance modifier based on relative TSR times the 20-day trailing average price of ChevronTexaco stock at the end of the performance period. The value range disclosed reflects the range of potential performance modifiers and uses a ChevronTexaco stock price of $86.35 (the closing price of ChevronTexaco stock on January 31, 2004).

***	Stock options granted in 2003 under the Plan have a per share exercise price of $73.40. The value range disclosed reflects potential realizable value after 10 years based on assumed compounded annual rates of stock price appreciation of 0% per year to 10% per year.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present and voting is required to approve the Plan.

Your Board unanimously recommends that you vote FOR the Long-Term Incentive Plan.

STOCKHOLDER PROPOSALS

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

ChevronTexaco’s Restated Certificate of Incorporation adopted on October 9, 2001 precludes taking actions on any proposal that is not included in the Proxy Statement unless the Board decides to waive the restriction.

If a stockholder wishes to present a proposal for action at the Annual Meeting in 2005, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than November 26, 2004. Proposals we receive after that date will not be included in the Proxy Statement or acted upon at the 2005 Annual Meeting. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested addressed to ChevronTexaco Corporation, Attn: Corporate Secretary, 6001 Bollinger Canyon Rd., San Ramon, CA 94583.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

ChevronTexaco prints qualifying proposals in the Proxy Statement in the form that we receive them. We will provide the name, address and share ownership of the stockholder submitting a qualifying proposal upon a stockholder’s oral or written request.

2004 QUALIFYING STOCKHOLDER PROPOSALS

The stockholder proposals in this Proxy Statement are useful questions on important subjects. Your Board welcomes dialogue on these topics and the Company is continually striving to proactively and transparently communicate on these and other issues of interest to the Company and its stakeholders. As a general principle, however, ChevronTexaco opposes developing specially requested reports because it considers producing such reports to be an inefficient use of Company resources when the issues can be sufficiently addressed through existing Company communications vehicles. Most recently, we published our first Corporate Responsibility report, which provides information on our policies, practices and performance across a broad range of social, economic and environmental issues. The Company expects to publish a Corporate Responsibility report annually. Many of the issues included in the following stockholder proposals are addressed in the Company’s Corporate Responsibility report, and your Board urges all stockholders to read it to understand both the philosophy and the actions of your Company on these and many other important issues. The report is available online at http://www.chevrontexaco.com/cr_report/.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON THE ECONOMIC EFFECTS OF THE HIV/AIDS, TUBERCULOSIS AND MALARIA

(Item 5 on the proxy form)

Resolved:

Shareholders request that our Board review the economic effects of the HIV/AIDS, tuberculosis and malaria pandemics on the company’s business strategies, and its initiatives to date, and report to shareholders within (6) months following the next annual meeting. This report, developed at reasonable costs and omitting proprietary information, will identify the impacts of these pandemics on the company.

Supporting Statement:

We believe that HIV/AIDS, tuberculosis (TB) and malaria pose major risks to the long-term financial health of companies, like ChevronTexaco that operate in developing countries. A 1999 Harvard study found that countries with severe malaria grew 1.3 percent less per person per year (Malaria, Climate & Poverty) and, according to the World Economic Forum, “[in] the most heavily affected countries, TB decreases GDP by 4-7 percent” (Global Health Initiative Resource Paper, February 2002)

In addition, a new report from the World Bank says “a complete economic collapse will occur” unless there is a response to the HIV/AIDS pandemic. It estimates that the HIV/AIDS crisis in Africa, where our company has operations in over 50 countries and employ more than 15,000 workers, is likely to cause growth in GDP to decline at a much higher rate than the existing estimates of .3 percent to 1.5 percent. (Long- Run Economic Costs of AIDS, June 2003) According to the Brookings Institute, when “overall income growth decline[s]” the “future growth prospects” of firms operating in these countries also diminishes.”

Even more significantly, in our opinion, these diseases can directly impact our company’s bottom line through decreased productivity, increased absenteeism, ballooning healthcare and disability costs, and the destruction of human capital. Steve Simpson, ChevronTexaco’s Regional Medical Director for Africa has acknowledged that “[t]he success of our company is inextricably linked to the health and productivity of our employees.” And the Metropolitan AIDS Research Unit, which represents one of the largest insurance companies in South Africa, “has repeatedly warned that without active intervention, AIDS will cause the average cost of employee benefits [in South Africa] to double by 2005 and treble by 2010, adding 15 percent to the average wage bill” (Shifting the Burden of HIV/AIDS, Boston University School of Public Health, May 2002) We feel that this estimate should be of particular concern to shareholders of ChevronTexaco, which has extensive operations in South Africa.

We believe that the huge economic impact of HIV/AIDS, TB and malaria makes it imperative for the boards of directors to carefully evaluate and report to shareholders on the effects of these diseases on their companies. In our opinion, shareholders must fully understand the threats posed to our company by these diseases in order to make informed decisions about its value.

We urge shareholders to vote FOR this resolution.

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON THE ECONOMIC EFFECTS OF THE HIV/AIDS, TUBERCULOSIS AND MALARIA

ChevronTexaco is taking numerous actions to help address HIV/AIDS, tuberculosis and malaria and uses all available vehicles to communicate its efforts. Additionally, a significant number of internationally respected organizations and governments have already published reports on the social and economic impacts of HIV/AIDS. The Company believes developing a special report would only divert resources from its efforts to alleviate the suffering from these diseases, and your Board recommends you vote AGAINST the proposal.

ChevronTexaco is profoundly aware of the tragedy of illnesses such as HIV/AIDS, tuberculosis and malaria in areas where it operates, particularly Sub-Saharan Africa, and believes corporations are important participants in the effort to fight such diseases. The Company’s awareness, prevention, treatment and related activities are targeted to the needs of the areas where it operates, communicated regularly and internationally recognized.

ChevronTexaco also is acutely aware of the direct economic impacts these diseases can have on private sector entities, particularly companies like ours that operate in regions where the epidemics are most severe. In response, the Company launched an effort to comprehensively assess its practices around the world, benchmark itself against world-class corporate programs, and design a process for formally assessing the potential impacts of HIV/AIDS on the Company’s operations.

The Company’s global HIV/AIDS policy provides a corporate-wide standard for addressing the issue and its operating units in Africa and elsewhere have developed a variety of HIV/AIDS, malaria and tuberculosis education, prevention and treatment programs for employees, their families and local communities. In Nigeria, for example, the Company’s HIV/AIDS efforts date back more than a decade and include awareness, prevention, testing, and counseling programs for employees and their families. In South Africa, the Company’s long-time HIV/AIDS program includes training for peer educators and provides the full scope of HIV/AIDS treatment services—including anti-retroviral drugs—to employees and their families. In Angola, the Company recently began providing anti-retroviral drugs to HIV-positive employees when clinically indicated, expanding on an existing program that provided the drugs to prevent mother-to-child-transmission.

ChevronTexaco also continues to work with the U.S. State Department, United Nations, Corporate Council on Africa, Global Business Coalition on HIV/AIDS, and a variety of other organizations to evaluate and address these diseases. Several prominent world leaders have recognized ChevronTexaco’s proactive leadership in the battle against HIV/AIDS, including:

•	Global Business Coalition President and U.S. Ambassador Richard Holbrooke singled out ChevronTexaco for its continued leadership in fighting HIV/AIDS in Africa. ChevronTexaco is among nine members of the Global Business Coalition on HIV/AIDS that will bring HIV/AIDS prevention and treatment programs to communities in Africa, India and Russia.

•	United Nations Secretary General Kofi Annan cited the HIV/AIDS awareness and prevention programs of Chevron Nigeria Limited (CNL) as a best practice.

•	U.S. Secretary of State Colin Powell cited CNL’s HIV/AIDS programs—including a Riverboat Clinic sponsored by the Company that brings healthcare to thousands of people in the Niger Delta—as among the reasons the Company received the 2003 U.S. Secretary of State’s Award for Corporate Excellence.

•	Nigerian President Olusegun Obasanjo named CNL’s Managing Director Jay Pryor

STOCKHOLDER PROPOSALS (Continued)

co-chairman of the Nigerian Business Coalition Against HIV/AIDS, in recognition of the company’s efforts.

These activities are just part of ChevronTexaco’s commitment to addressing HIV/AIDS, malaria and tuberculosis, and these actions are regularly reported by the Company. Additionally, information concerning the Company’s ongoing work in this area is published in its annual Corporate Responsibility report which is available online at http://www.chevrontexaco.com/cr_report/. Your Board recommends you vote AGAINST the proposal.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL FOR POLITICAL DISCLOSURE

(Item 6 on the proxy form)

Resolved, that the shareholders of ChevronTexaco Corporation (“Company”) hereby request that the Company prepare and submit to the shareholders of the Company:

1. A report, updated annually, disclosing its policies for political contributions (both direct and indirect) made with corporate funds. The reports shall include, but not be limited to, contributions and donations to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527. This Report shall be disclosed to shareholders through the Company’s web site or to shareholders in published form.

2. A semi-annual report of political contributions, disclosing monetary and non-monetary contributions to candidates, parties, political committees and other organizations and individuals described in paragraph 1. This report shall contain the following information:

a. An accounting of the Company’s funds contributed or donated to any of the persons described above;

b. A business rationale for each of the Company’s political contributions or donations; and

c. Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

Statement of Support:  As long-term shareholders of ChevronTexaco Corporation, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Currently, ChevronTexaco Corporation is not required to disclose political contributions made with corporate funds in any Securities and Exchange Commission (SEC) reports to shareholders. Company executives and lobbyists exercise unbridled discretion over the use of corporate resources for political purposes. In addition, there is no SEC requirement for disclosing the business rationale for such donations.

The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions and the political ends that are being furthered by the gift of corporate funds. Company officials may, in fact, be funding groups and candidates whose agendas are antithetical to the interests of it, its shareholders and its stakeholders.

This is the case with ChevronTexaco Corporation. The Center for Responsive Politics, a campaign finance watchdog organization, reported that the Company donated $1,000,000 in the 2002 election cycle to major party committees and congressional campaign dinners. However, further investigation shows that $75,000 of the Company’s money also went to political committees associated with certain political figures. Those committees, in turn, used the Company’s money in ways not generally known to the public that could pose reputational problems and legal risks for the Company.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives not shared by and may be inimical to the interests of shareholders. There is currently no single source of information providing disclosure to the Company’s shareholders on this issue. That is why we urge your support for this critical governance reform.

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL FOR POLITICAL DISCLOSURE

In engaging in any political activities, ChevronTexaco is committed to adhering to the highest standards of ethics and transparency and to complying with the letter and spirit of all laws and regulations governing political contributions. A special report on political contributions is unnecessary and the Board recommends you vote AGAINST the proposal.

It has been ChevronTexaco’s long-standing company policy to be transparent in reporting political contributions and it is ChevronTexaco’s practice to furnish a list of all political contributions to any stockholder upon request. Additionally, contributions made through the ChevronTexaco Employee Political Action Committee to federal candidates are available to stockholders upon request, as well as publicly disclosed on the Federal Election Commission Web site, where they can be viewed by any interested parties.

ChevronTexaco seeks to work ethically and constructively to exercise the Company’s fundamental right and responsibility to participate in the political process, and does so in the best interests of its stockholders. By policy and practice, where permitted by law, ChevronTexaco makes prudent political contributions to state and local candidates and to political organizations to further support for free enterprise, economic growth, and good governance. ChevronTexaco has established specific criteria that it uses to assess all proposed political contributions. Among the criteria used in deciding whether to support specific candidates is their public voting record on issues of importance to ChevronTexaco, their support for free enterprise and economic growth, and whether ChevronTexaco or its employees are constituents.

The Company operates under self-imposed procedures, which are routinely verified, that require strict review of every political contribution to ensure compliance with all requirements for contributions at every level of government, as well as alignment with business objectives and stockholder interests. Further, the Board Public Policy Committee annually reviews the Company’s political programs.

Because the Company is committed to complying with all applicable current and future campaign finance laws and already publicly discloses its political contributions at every level of government as required by law, the Board believes that the special report requested in this proposal is duplicative and unnecessary, and recommends a vote AGAINST the proposal.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL FOR A DIRECTOR ELECTION VOTE THRESHOLD

(Item 7 on the proxy form)

Resolved: That the shareholders of ChevronTexaco Corporation (“Company”) hereby request that the board of directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that nominees standing for election to the board of directors must receive the vote of a majority of the shares entitled to vote at an annual meeting of shareholders in order to be elected or re-elected to the board of directors.

Supporting Statement

Our Company is incorporated in the state of Delaware. Delaware corporate law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business. (8 Del. C. 1953, Section 216-Quorum and required vote for stock corporations). Further, the law provides that in the absence of any such specification in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.” Our Company presently does not specify a vote requirement other than a plurality for the election of directors, so Company directors are elected by a plurality of the vote.

We feel that it is appropriate and timely for the board to initiate a change in the threshold vote required for a nominee to be elected to the board of directors. While the governance change proposed would entail a vote of the shareholders, the board of directors is positioned to initiate the amendment process. We believe that in order to make corporate director elections more meaningful at our Company, directors should have to receive the vote of a majority of the shares entitled to be voted in a director election. Under the present system, a director can be re-elected even if a substantial majority of the votes cast is withheld from that director. For example, if there are 100 million votes represented at a meeting and eligible to be cast and 90 million of these votes are withheld from a given candidate, he or she would still be elected with a plurality of the vote despite the fact that 90% of the votes cast withheld support for that nominee’s election to the board. We believe that a director candidate that does not receive a majority of the vote cast should not be seated as a director.

It is our contention that the proposed majority vote standard for corporate board elections is a fair and reasonable standard and adoption of such a standard will strengthen the corporate governance processes at our Company. We urge your support of this important governance reform.

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL FOR A DIRECTOR ELECTION VOTE THRESHOLD

ChevronTexaco has a history of electing, by a plurality, strong and independent Boards. In the past 10 years, every Director nominee has received an affirmative vote greater than 75 percent of the shares voted through the plurality process.

The plurality voting threshold is the accepted standard for the election of directors of publicly traded companies and provides important advantages over the higher threshold suggested by this proposal. Therefore, your Board recommends that you vote AGAINST this proposal.

The higher threshold voting proposal could make it more difficult for stockholders to elect a full Board and have a negative impact on stockholders who wish to elect someone other than a Board recommended nominee. For example, if only 75 percent of the outstanding shares are represented at an Annual Meeting, election of a director would then require a two-thirds affirmative vote of the shares voting. This would make it more difficult to fill Board seats and to elect Director nominees proposed by stockholders.

Additionally the proposal may have the unintended consequence of unnecessarily increasing the cost of soliciting stockholder votes. The Company may need to employ a proactive telephone solicitation, a second mailing or other vote-getting strategy to obtain the required vote. The end result may be increased spending by the Company in routine elections. Your Directors believe this would not be a good expenditure of stockholder funds.

There are few corporate actions that require an absolute majority vote of outstanding shares, due in part to the difficulty and cost previously mentioned. Mergers, corporate dissolution, sale of all or substantially all of a company’s assets, and amendments to the company’s certificate of incorporation fall into this category.

The majority of your Board comprises independent directors as defined by the NYSE and your Board believes the current voting threshold supports the election of independent directors. ChevronTexaco has an effective Board and sound corporate governance practices. We believe the plurality standard provides a good mechanism for electing an independent Board that is committed to delivering long-term stockholder value. For these reasons, the Board recommends that you vote AGAINST the proposal.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL FOR SEPARATE CHAIRMAN/CEO

(Item 8 on the proxy form)

RESOLVED, that the shareholders of ChevronTexaco Corporation (“Company”) urge the Board of Directors to take the necessary steps to amend the by-laws to require that, subject to any presently existing contractual obligations of the Company, the Chairman of the Board of Directors shall not concurrently serve as the Chief Executive Officer.

Supporting Statement

The Board of Directors is elected by shareholders to oversee management and its Chairman provides leadership for the Board. The Business Roundtable has noted that “the paramount duty of the board of directors is to select a Chief Executive Officer and to oversee the CEO and other senior management . . . .” The Business Roundtable, Principles of Corporate Governance, May 2002.

We believe that to be effective a board of directors must be led by a Chairman who is independent of management, for, in our opinion, having the same individual serve as both Chairman and CEO necessarily impairs the Chairman’s ability to hold the CEO accountable.

The Conference Board recently issued a report on corporate governance. The Commission’s members included John Snow, U.S. Treasury Secretary and Former Chairman of CSX Corporation; John Bogle, the Founder and former Chairman of Vanguard Group; Arthur Levitt Jr., former SEC Chairman; and former Federal Reserve System Chairman Paul Volcker. Its report stated:

The Commission is profoundly troubled by the corporate scandals of the recent past. The primary concern in many of these situations is that strong CEOs appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role needed to ensure a healthy system of corporate governance. . . .

The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served. The Conference Board Commission on Public Trust and Private Enterprise, Findings and Recommendations, Jan. 9, 2003.

The Report discussed three principal approaches to provide the appropriate balance between board and CEO functions, including:

The roles of Chairman and CEO would be performed by two separate individuals, and the Chairman would be one of the independent directors. The Commission recommends that each corporation give careful consideration, based on its particular circumstances, to separating the offices of the Chairman and Chief Executive Officer. The Commission believes that separating the positions of Chairman and CEO is fully consistent with the objectives of the [Sarbanes-Oxley] Act, the proposed New York Stock Exchange listing requirements, and the proposed NASDAQ requirements, and that separating the roles of Chairman and CEO enhances implementation of the Act and stock exchange reforms.

Our Company’s Chairman is also its CEO. We urge your support for this proposal to require that the Chairman of the Board of Directors not also serve as the Chief Executive Officer.

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL FOR SEPARATE CHAIRMAN/CEO

ChevronTexaco has a history of Director independence and sound corporate governance. We believe the Chief Executive Officer’s (CEO) service as Chairman does not impair the Board’s independence but rather contributes to the successful integration of all stakeholder interests in pursuit of the Company’s objectives. Combining the offices of CEO and Chairman, and thus having one person with recognized responsibility for leadership, contributes to a more efficient and effective Board. Therefore, your Board recommends that you vote AGAINST this proposal.

The Board has instituted several processes to insure the continued efficient and effective operation of the Board. Most recently your Board created a Lead Director position to help insure an appropriate balance between the Chairman and CEO and the Board. All non-employee Directors meet as a group in executive session as part of each scheduled meeting of the Board of Directors. The Lead Director presides at these executive sessions. Each Director may request inclusion of specific agenda items for meetings of the full Board, individual committee meetings, or any other forum that is most appropriate. Annually, the independent directors review the performance of the Chairman and CEO.

These established procedures provide an opportunity for the independent Directors to hold the CEO accountable and prevent any undue influence the CEO might exert. At the same time, these procedures allow the Company to maintain an efficiency and constancy of purpose that comes from having a clear, single leader at the top of the organization.

The Board is ultimately responsible for overseeing the management of the Company. The combined Chairman and CEO role is under the direction of the entire Board. The Board believes, therefore, that the primary consideration of stockholders is the election of a Board of Directors with the experience, strength of character and independence to carry out these critical oversight roles.

Ten of ChevronTexaco’s 12 Director nominees are independent, as defined by the NYSE, which means they are neither employed by the Company nor otherwise obliged to its management. The principal oversight committees—Audit, Board Nominating and Governance and Management Compensation—consist entirely of independent directors, and each committee has its own independent chairperson.

As CEO, Dave O’Reilly bears the primary responsibility for managing the Company’s day to-day business. The Board believes he is a man of talent and strong character. He is open and forthcoming with the Board. As Chairman, he ensures that key business issues and stakeholder interests are brought to the Board’s attention. He receives valuable strategic and tactical advice from the Board and welcomes the “check and balance” on management provided by the Board. From Mr. O’Reilly’s appointment as Chairman and CEO at the start of 2000 through the end of 2003, the Company’s Total Stockholder Return has outpaced that of the three largest competitors, Exxon Mobil, BP and Royal Dutch/Shell, and exceeded the S&P 500 index by 8.6 percent per year.

ChevronTexaco’s commitment to corporate governance and an independent Board is responsive to the needs of the Company and its stockholders. Given these practices, your Directors see no reason at this time to consider the step of divesting the CEO from the responsibility of chairing meetings of the Board. Therefore, the Board recommends you vote AGAINST the proposal.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON ECUADOR

(Item 9 on the proxy form)

WHEREAS:

Through its “TexPet” subsidiary, Texaco extracted over 1.5 billion barrels of oil from the Ecuadorian Amazon between 1971 and 1992 Texaco was acquired by ChevronTexaco in 2001.

An estimated that 16.8 million barrels of oil were spilled from the pipeline during this time, contaminating land and water. None of the hundreds of oil spills from Texaco operations were adequately remediated.

It is estimated that over 20 years of operations in Ecuador, Texaco systematically dumped 18.5 billion gallons of toxic waste waters into open unlined pits (New York Times, 10/24/03), or directly into streams, rivers, or swamps although it was standard practice at the time in the United States to re-inject formation waters into the ground in the oil production process.

Texaco completed a limited cleanup of 207 of the 627 unlined toxic waste pits through an agreement with the Ecuadorian government in 1998. The baseline of this cleanup was set by an environmental audit conducted by a consultancy overseen by Texaco and Petroecuador, Ecuador’s state oil company. Texaco did not address groundwater contamination in its remediation activities.

Evidence has emerged that challenges the adequacy of Texaco’s environmental cleanup:

•	Waste pits approved as “clean” contained hydrocarbon levels 50-500 times that permitted in the U.S.

•	A 10/03 study by Petroecuador and Frente de Defensa de la Amazonia tested soil and water samples from 323 wells and 627 waste pools left over in camps operated by Texaco. It found hydrocarbon contamination exceeding levels set by Ecuadorian environmental law.

•	The Petroecuador study also revealed the severe hydrocarbon contamination of five large wetland areas next to Texaco facilities.

Studies have linked Texaco’s soil and water contamination to devastating health impacts on neighboring communities:

•	A 1994 study conducted by the Center for Economic and Social Rights, found that water samples from drinking, bathing and fishing sources used by communities living near the contamination sites contained levels of PAHs up to 1,000 times greater than the U.S. Environmental Protection Agency’s safety guidelines.

•	A 2000 study by the London School of Hygiene and Tropical Medicine and Ecuadorian health authorities found eight types of cancer in San Carlos, a community near former Texaco wells, and that the incidences of these cancers are far exceed historical norms.

•	According to the Petroecuador study, exposure to and consumption of the contaminated waters has led to numerous types of infections and cancers.

BE IT RESOLVED:  The shareholders request that ChevronTexaco’s Board prepare a report on new initiatives instituted by management to address the specific health and environmental concerns of villagers living near unremediated waste pits and other sources of oil-related contamination in the area where Texaco operated in Ecuador.

Supporting Statement

In our view, Texaco’s cleanup efforts were inadequate and our company has a continuing ethical obligation to redress the outstanding environment and health consequences of its activities in Ecuador. Negative publicity generated by this situation damages our credibility as an environmentally responsible corporate citizen and jeopardizes our ability to compete in the global marketplace.

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON ECUADOR

ChevronTexaco is the defendant in pending lawsuits being pursued in Ecuador by certain proponents and U.S.-based trial lawyers, arising from petroleum operations conducted by Texaco Petroleum (“TexPet”) and the government of Ecuador between 1971 and 1992. The government was the majority shareholder (62.5 percent) in the consortium; TexPet held a minority shareholder interest (37.5 percent). This consortium was dissolved in 1992 pursuant to agreements under which Petroecuador and Texpet agreed to perform environmental clean-up proportionate to its respective ownership share. TexPet conducted an extensive, multi-year remediation program at a cost of over $40 million. TexPet also funded social and health programs in the region, and provided equipment and materials to assist in the government’s share of the clean-up.

After reviewing and certifying each remediation site, Ecuador’s Minister of Energy and Mines, the President of Ecuador and the General Manager of Petroproduccion executed documents affirming TexPet’s full satisfaction of its clean-up obligations, and releasing TexPet from any and all liability. TexPet obtained similar releases from four municipalities and certain indigenous groups from the Concession Area. The Government of Ecuador has continued oil production operations on these properties without any further involvement by TexPet.

ChevronTexaco recognizes the hardships faced by the indigenous people of the Ecuadorian rainforest. The Company, however, believes that its actions in conducting and dissolving its partnership with the Ecuadorian government were responsible and fully appropriate. These lawsuits seek to impose liability upon ChevronTexaco far in excess of its ownership interest in the partnership and for environmental impact the Company believes occurred after TexPet ceased production operations in Ecuador more than a decade ago. The Company believes that these lawsuits lack any factual or legal merit, and it will defend itself vigorously in this litigation. Moreover, we believe that the plaintiffs should look to the Government of Ecuador—not the partner that fully performed its clean-up obligations—for relief with regard to any residual environmental damage that may now be present.

ChevronTexaco has made considerable efforts to communicate about these issues. The Company maintains and updates a website in English and Spanish (http://www.texaco.com/sitlets/ecuador) with background information, company statements, details concerning the remediation program and a legal archive. Additionally, information is communicated through publicly available legal filings, press statements and other company materials.

Because this issue is under active litigation, the Company is not in a position to comment further than it already has in the websites and statements noted above. The Company looks forward to a full and complete airing of these issues through the legal process.

Across all its operations, ChevronTexaco is committed to operating in a safe and environmentally responsible manner, and to communicating openly about its environmental practices and performance. There being no absence of information regarding these issues, no legitimate purpose would be served by additional reporting. For all these reasons, your Board recommends that you vote AGAINST this proposal.

STOCKHOLDER PROPOSALS (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON RENEWABLE ENERGY

(Item 10 on the proxy form)

WHEREAS:

•	Global mandates and goals for renewables are growing. Renewables are the fastest growing segment of the energy market.

•	In 2002, renewable energy use grew 11% in the U.S. Of all renewable energy technologies, wind energy grew the fastest at a rate of 56% in 2002. From 1992-2001 global wind capacity grew from nearly 2,300 MW to over 23,000 MW—a ten-fold increase, while solar photovoltaics capacity grew nearly 400% from 370 MW to over 1,800 MW.

•	Twelve states including California (20%), Nevada (15%) and Maine (30%) have renewables requirements for electricity production. The U.K. adopted a 20% requirement for renewables by 2020; six other countries have proposed or implemented mandates.

•	The E.U. has a goal of 22% renewables by 2010, and six European and Middle Eastern countries have goals ranging from 3% to 100%. Recent forecasts indicate clean energy markets will grow to $82 billion by 2010.

•	International energy companies are facing unprecedented pressure to reduce emissions and meet clean energy demands. Regardless of the fate of The Kyoto Protocol, the E.U., Canada, Japan and other countries have committed to significant reductions.

•	New laws are requiring both reductions in operational emissions, and utilizing or offering alternative low-carbon alternatives. Failure to do so may result in expensive requirements to purchase carbon credits while competitors with efficiencies such as renewables will generate a new revenue source through the sale of excess credits.

•	Two of our international competitors, Royal Dutch/Shell and BP, have significantly increased their development of renewables.

•	In July 2002, BP announced its goal of being “a new company able to offer global energy solutions” through gasoline and diesel producing lower emissions and becoming “the world’s leading producer of solar power.” BP stated in a March 11, 2002 press release that “BP would continue to expand its solar business which is set to grow by 40% this year and already has a 17% share of the world market.”

•	ChevronTexaco’s reports an average of $110 million annually on investments in renewables from 1999-2003; this initial step into renewables is promising but is nowhere near the scale of investment made by some of our competitors and we believe is insufficient to meet the needs created by growing political mandates.

•	ChevronTexaco has not told shareholders how it intends to keep pace with its competitors or how it intends to meet growing regulatory pressures for renewable energy.

RESOLVED:  Shareholders request the Board to prepare a report (at reasonable cost and omitting proprietary information) by September 1, 2004 explaining how the company will respond to rising regulatory, competitive and public pressure to significantly develop renewable energy sources.

Supporting Statement

Supporting this resolution will indicate shareholder desire for full disclosure of the company’s strategy to meet growing demand for diversified energy sources and to remain competitive in the new climate-constrained energy markets.

STOCKHOLDER PROPOSALS (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON RENEWABLE ENERGY

ChevronTexaco is actively pursuing selective renewable energy technologies as part of its comprehensive energy development strategy that also includes investments in alternative energy technologies, energy efficiency, cleaner fuels, natural gas, gas to liquids, and a variety of other promising advanced energy sources and technologies. ChevronTexaco’s objective is to maintain a balanced, economically sound energy portfolio while continually working to minimize the environmental impacts of energy development and use. The Company uses all available channels to regularly communicate on its progress, including providing updated coverage of its energy development strategies in its annual Corporate Responsibility report and additional information is on the Company’s website. Therefore, your Board believes a special report is unnecessary and recommends you vote AGAINST the proposal.

With 125 years of experience, ChevronTexaco has worked to provide reliable, affordable energy, produced in a safe and environmentally responsible manner. Our approach to pursuing potential energy sources is founded on the belief that such investments must be economically sound to compete in the marketplace against conventional energy sources and that each must be considered in the context of the Company’s broader energy development strategy. In considering any investments, the Company’s primary objective is the protection and furthering of stockholders’ interests and, as such, it seeks to ensure such ventures offer the potential to provide acceptable returns in a reasonable timeframe.

ChevronTexaco believes renewable and alternative energy sources are important in the overall mix of energy for the global economy. The widespread application of renewable energy sources, however, depends on many factors, including the rate of technological development, market acceptance and economic viability.

The Company’s investments in renewable energy, alternative energy and energy efficiency were approximately $110 million per year between 1999 and 2003. ChevronTexaco has two business units dedicated to the development and commercialization of new and emerging energy sources: Chevron Energy Solutions and ChevronTexaco Technology Ventures (CTTV). CTTV’s Hydrogen Group, for example, develops and commercializes advanced hydrogen technologies and its Emerging Energy Group, formed in 2003, has responsibility for coordinating the Company’s efforts related to renewable energy technologies.

Specific examples of ChevronTexaco renewable, alternative and advanced energy activities include:

Renewable energy:  ChevronTexaco is investing in a variety of efforts including wind farms, geothermal power, and solar energy. For example, the Company:

•	Installed one of the single largest solar photovoltaic installation in the United States— and the first such facility in the state to help power oil field operations—at its facility in Bakersfield, California.

•	Provides steam for two geothermal plants in Indonesia that, together, produce 145 megawatts of power. ChevronTexaco constructed and operates one of the plants.

•	Engineered and installed a 191-kilowatt solar electric system, a 360-kilowatt cogeneration system and a heat recovery system at Pierce College in Woodland Hills, California.

•	Invested in a wind farm at a refinery in the Netherlands that is capable of producing 22.5 megawatts of power.

STOCKHOLDER PROPOSALS (Continued)

Hydrogen and fuel cell technologies:   ChevronTexaco is engaged in a variety of activities to develop and commercialize hydrogen and fuel cell technologies. For example:

•	Government hydrogen initiatives: ChevronTexaco is actively participating in the U.S. Department of Energy’s hydrogen initiatives, including FreedomCAR, an industry/government research initiative focused on the development of hydrogen-related transportation technologies, and is also represented on its advisory board. The Company also was awarded a cost-shared grant of approximately $5.9 million from the DOE to explore new hydrogen fuel processing applications and is the only U.S. energy company to be leading a team that submitted a proposal for the DOE’s “Controlled Hydrogen Fleet and Infrastructure Demonstration and Validation Project.”

•	Fuel processing for fuel cells: Working from its expertise in fossil fuels and in the near-term commercialization of new energy sources, ChevronTexaco is pursuing conversion technologies that would derive hydrogen for fuel cells from traditional fuels such as natural gas.

•	Fuel cell power: The Company operates large, stationary fuel cell power systems in its San Ramon, California and Bellaire, Texas facilities to provide premium quality, uninterruptible power.

•	Hydrogen storage: Through the company’s 50/50 joint venture, Texaco Ovonic Hydrogen Systems, the Company is working to advance the commercialization of hydrogen storage devices, a key enabler to the success of fuel cell technology.

Advanced batteries:  Another 50/50 joint venture, Texaco Ovonic Battery Systems, is working to commercialize nickel-metal hydride (NiMH) batteries in applications including transportation and stationary devices. They also target the growing hybrid vehicle market. NiMH batteries are an environmentally preferable alternative to traditional batteries because they do not contain cadmium or lead, both of which are environmentally hazardous substances.

As part of its broader energy development strategy, ChevronTexaco is actively engaged in developing cleaner, diversified energy resources that are commercially competitive, and our efforts at doing so are and will continue to be well publicized. All of the above activities are well documented on our website www.chevrontexaco.com. Because our current actions and communication efforts have made it unnecessary, your Board recommends you vote AGAINST the proposal.

OTHER MATTERS

Your Board does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy instruction.

APPENDIX A: LONG-TERM INCENTIVE PLAN

1.	PURPOSE.

The purpose of the ChevronTexaco Corporation Long-Term Incentive Plan is to promote and advance the interests of ChevronTexaco Corporation and its stockholders by strengthening the ability of the Corporation and its Subsidiaries to attract, motivate and retain managerial and other employees, and to strengthen the mutuality of interests between such employees and the Corporation’s stockholders. The Plan was originally adopted by the Board on January 24, 1990 and was approved by the stockholders of the Corporation at the 1990 annual meeting of stockholders. The Plan replaced the Management Contingent Incentive Plan. The Plan has been amended on various occasions. The amended and restated Plan is adopted by the Board effective January 28, 2004, subject to approval of the stockholders of the Corporation at the 2004 annual meeting of stockholders.

Certain capitalized terms used in the Plan have the meaning set forth in Section 2.

2.	DEFINITIONS.

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” or “Awards” means a grant of a Stock Option, Restricted Stock, a stock appreciation right, an Other Share-Based Award or a Nonstock Award under the Plan.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the committee appointed by the Board to administer the Plan as provided in Section 3.

(e)	“Common Stock” means the $0.75 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.

(f)	“Corporation” means ChevronTexaco Corporation, a Delaware corporation, or any successor corporation.

(g)	“Disability” means that because of an injury or sickness the Participant is unable to perform any occupation for which the Participant is qualified or may reasonably become qualified by reason of education, training, or experience, whether or not a job involving such occupation is available within the Corporation.

(h)	“Employee” means any individual who is an employee on the payroll of the Corporation or any Subsidiary.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(j)	“Fair Market Value” of a Share as of a specified date means a price that is based on the opening, closing, actual, high, low or average selling prices of Shares on the New York Stock Exchange (or other established exchange or exchanges), on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days as determined by the Committee in its discretion.

(k)	“Full Value Award” means an Award other than in the form of a Stock Option or a stock appreciation right and which is settled by the issuance of Shares and which does not provide for full payment in cash or property for such Shares by the Award recipient as determined under the Rules.

APPENDIX A: LONG-TERM INCENTIVE PLAN

(l)	“Nonstock Award” means an Award under the Plan the amount, value and denomination of which is not determined with reference to, or expressed in, Shares. “Nonstock Award Agreement” means the agreement between the Corporation and the recipient of a Nonstock Award that contains the terms and conditions pertaining to the Nonstock Award.

(m)	“Optionee” means an Employee who has received the grant of a Stock Option.

(n)	“Other Share-Based Award” means an Award granted pursuant to Section 8 of the Plan. “Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award that contains the terms and conditions pertaining to the Other Share-Based Award.

(o)	“Participant” means an Employee who is granted an Award under the Plan.

(p)	“Plan” means the ChevronTexaco Corporation Long-Term Incentive Plan, as amended from time to time.

(q)	“Restricted Stock Award” means an Award granted pursuant to the provisions of Section 7 of the Plan. “Restricted Stock” means Shares granted pursuant to Section 7 of the Plan. “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

(r)	“Rules” means regulations and rules adopted from time to time by the Committee.

(s)	“Share” means one share of Common Stock, adjusted in accordance with Section 10 (if applicable).

(t)	“Stock Option” means a nonstatutory stock option granted pursuant to Section 6 of the Plan. “Stock Option Agreement” means the agreement between the Corporation and the Optionee that contains the terms and conditions pertaining to a Stock Option.

(u)	“Subsidiary” means any corporation or entity in which the Corporation directly or indirectly controls more than 50% of the total voting power of all classes of its stock or other equity interests having voting power and which the Board has designated as a Subsidiary for purposes of the Plan.

In addition, the terms “Rule 16b-3” and “Restriction Period” have the meanings set forth below in Sections 3(a) and 7(b) respectively.

3.	ADMINISTRATION.

(a)	Composition of the Committee.

The Plan shall be administered by a Committee appointed by the Board, consisting of not less than a sufficient number of non-employee directors so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3 promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, or any successor or replacement rule adopted by the Commission (“Rule 16b-3”) and each of whom is an “independent” director as defined in the rules of the New York Stock Exchange. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as chair. The term “non-employee directors” shall be interpreted pursuant to Rule 16b-3. The Management

APPENDIX A: LONG-TERM INCENTIVE PLAN

Compensation Committee of the Board shall initially serve as the Committee. The Board may at any time replace the Management Compensation Committee with another Committee. In the event that the Management Compensation Committee shall cease to satisfy the requirements of Rule 16b-3, the Board shall appoint another Committee that shall satisfy such requirements. If any member of the Committee does not qualify as an “outside director” for purposes of Section 162(m) of the Code, Awards under the Plan for the chief executive officer and the four most highly compensated officers of the Corporation (other than the chief executive officer) shall be administered by a subcommittee consisting of each Committee member who qualifies as an “outside director.” If fewer than two Committee members qualify as an “outside director,” the Board shall appoint one or more other members to such subcommittee who do qualify as “outside directors” so that it shall at all times consist of at least two members who qualify as an “outside director” for purposes of Section 162(m) of the Code.

(b)	Actions by the Committee.

The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)	Powers of the Committee.

The Committee shall have the authority to administer the Plan in its sole discretion. To this end, the Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind Rules relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including the selection of Employees who shall be granted Awards, the number of Shares or Share equivalents to be subject to each Award, the Award price, if any, the vesting or duration of Awards, other terms and conditions of Awards and the disposition of Awards in the event of a Participant’s divorce or dissolution of marriage. Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards to persons subject to Section 16 of the Exchange Act. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.

(d)	Liability of Committee Members.

No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

APPENDIX A: LONG-TERM INCENTIVE PLAN

(e)	Administration of the Plan Following a Change in Control.

Within 30 days after the occurrence of a “change of control” of the Corporation as defined in Article VI of the bylaws of the Corporation, as such bylaws may be amended from time to time (a “Change in Control”), the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan as provided in Section 3(c). Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.

4.	DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN.

(a)	Duration of the Plan.

The Plan shall terminate on January 27, 2014, unless sooner terminated by the Board.

(b)	Shares Subject to the Plan.

Subject to stockholder approval of this amended and restated Plan, on and after April 28, 2004, the maximum number of Shares which may be issued under the Plan shall be eighty million (80,000,000) Shares; provided, however, that the maximum number of Shares which may be issued under the Plan subject to Full Value Awards shall be thirty-two million (32,000,000) Shares. The limitations set forth in this Section 4(b) shall be subject to adjustment as provided in Section 10.

Prior to April 28, 2004, the maximum number of Shares for which Awards may be granted shall be as set forth in the Plan prior to this amendment and restatement.

(c)	Accounting for Number of Shares.

Shares covered by an Award shall only be counted against the limit set forth in Section 4(b) as used to the extent that such Shares are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged, with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the exercise price of any Stock Option granted under the Plan or the tax withholding requirements with respect to any Award under the Plan are satisfied by tendering Shares to the Corporation (either by attestation or actual delivery) or if a stock appreciation right is exercised, only the number of Shares issued, net of the Shares tendered, if any, shall be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan. The maximum number of Shares available for issuance under the Plan under Section 4(b) shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited with respect to any Award outstanding under the Plan.

(d)	Source of Stock Issued Under the Plan.

Common Stock issued under the Plan may be either authorized and unissued Shares or issued Shares that have been reacquired by the Corporation, as determined in the sole discretion of the Committee. No fractional Shares of Common Stock shall be issued under the Plan.

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5.	PERSONS ELIGIBLE FOR AWARDS; LIMITS ON INDIVIDUAL AWARDS.

Persons eligible for Awards under the Plan shall consist of Employees (including officers, whether or not they are directors). A Participant may receive more than one Award, including Awards of the same type, subject to the restrictions of the Plan.

The following limits shall apply to grants of Awards under the Plan:

(a)	Stock Options, Stock Appreciation Rights, Restricted Stock and Other Share-Based Awards: The aggregate number of Shares that may be granted in the form of Stock Options, stock appreciation rights, Restricted Stock and Other Share-Based Awards in any one calendar year to any Participant shall not exceed two million (2,000,000) Shares. This limitation shall be subject to adjustment as provided in Section 10.

(b)	Nonstock Awards: The value of all Nonstock Awards granted in any single calendar year to any Participant shall not exceed $4,000,000. For this purpose, the value of a Nonstock Award shall be determined on the date of grant without regard to any conditions imposed on the Nonstock Award.

6.	STOCK OPTIONS.

All Stock Options granted under the Plan shall be in the form of nonstatutory stock options, that is options that are not incentive stock options within the meaning of Section 422 of the Code. All Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable.

(a)	Awards of Stock Options.

Subject to the terms of the Plan, the Committee shall have complete authority in its sole discretion to determine the persons to whom and the time or times at which grants of Stock Options shall be made. The terms of each Stock Option shall be set forth in a Stock Option Agreement, which shall contain such provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Stock Option or restrictions on the transferability of Shares issued upon the exercise of a Stock Option, as the Committee shall deem advisable in its sole discretion. Stock Options may be granted alone, in addition to, or in tandem with other Awards under the Plan.

(b)	Number of Shares.

Each Stock Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10. No fractional Shares shall be issued pursuant to the exercise of a Stock Option.

(c)	Exercise Price.

Each Stock Option shall state the price per Share, determined by the Committee in its sole discretion, at which the Stock Option may be exercised; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(d)	Method of Payment.

A Stock Option may be exercised, in whole or in part, by giving notice of exercise in the manner prescribed by the Corporation specifying the number

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of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, and in accordance with its Rules, (i) in Shares already owned by the Participant (including, without limitation, by attestation to the ownership of such Shares), (ii) by the withholding and surrender of the Shares subject to the Stock Option, or (iii) by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the purchase price and any withholding taxes. Payment may also be made in any other form approved by the Committee, consistent with applicable law, regulations and rules.

(e)	Term and Exercise of Stock Options; Nontransferability of Stock Options.

Each Stock Option shall state the time or times when it becomes exercisable and the time or times when any stock appreciation right granted with it may be exercised, which shall be determined by the Committee in its sole discretion subject to the following provisions and to the Rules, as applicable. No Stock Option shall be exercisable before the completion of a specified period (as determined under the Rules) of continued employment with the Corporation or a Subsidiary from the date the Stock Option is granted (except in the case of death or Disability). No Stock Option shall be exercisable more than ten (10) years from the date it is granted. Except as otherwise provided in the Rules or in a Stock Option Agreement, during the lifetime of the Optionee, the Stock Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee’s death, any Stock Option shall be transferred to the beneficiary designated by the Optionee for this purpose pursuant to procedures adopted by the Committee.

(f)	Termination of Employment.

Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Stock Option following termination of the Optionee’s employment with the Corporation and its Subsidiaries and affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(g)	Rights as a Stockholder.

An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Stock Option until the earlier of the date such interest is recorded as a book entry on the records of the Corporation or the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the earlier of the date such interest is recorded as a book entry in the records of the Corporation or the date such stock certificate is issued, except as provided in Section 10.

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(h)	Stock Appreciation Rights.

In connection with the grant of any Stock Option pursuant to the Plan, the Committee, in its sole discretion, may also grant a stock appreciation right pursuant to which the Optionee shall have the right to surrender all or part of the unexercised portion of such Stock Option, exercise the stock appreciation right, and thereby obtain payment of an amount equal to (or less than, if the Committee shall so determine in its sole discretion at the time of grant) the difference obtained by subtracting the aggregate exercise price of the Shares subject to the Stock Option (or the portion thereof) so surrendered from the market price (as determined under the Rules) of such Shares on the date of such surrender. The exercise of such stock appreciation right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Committee shall deem appropriate. The payment of a stock appreciation right may be made in Shares (determined with reference to its Fair Market Value on the date of exercise), or in cash, or partly in cash and in Shares, as determined in the sole discretion of the Committee. In the event of the exercise of a stock appreciation right, the underlying Stock Option shall be deemed to have been exercised for all purposes under the Plan, including Section 4.

7.	RESTRICTED STOCK.

Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee in its sole discretion shall deem desirable.

(a)	Restricted Stock Awards.

Subject to the provisions of the Plan, the Committee shall have complete authority in its sole discretion to determine the persons to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of Shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. For any Restricted Stock Award, the Corporation shall receive consideration in an amount at least equal to any amount required to be received by the Corporation under Delaware law for the valid issuance of fully paid and nonassesable stock. The Committee may condition the grant of a Restricted Stock Award upon the attainment of specified performance goals (such as earnings per share, total shareholder return, return on capital employed, operating margin, operating expense, or cash flow) or such other factors as the Committee may determine, in its sole discretion. Restricted Stock Awards may be granted alone, in addition to or in tandem with other Awards under the Plan.

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The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Employee, which Restricted Stock Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Each Participant receiving a Restricted Stock Award shall have his or her interest in the Restricted Stock recorded as a book entry on the records of the Corporation or shall be issued a stock certificate in respect of such Shares of Restricted Stock. Such certificate, if any, shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee shall require that any such stock certificates evidencing such Shares be held by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered to the Corporation a stock power, endorsed in blank, relating to the stock covered by such Award.

(b)	Restrictions and Conditions.

The Shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following terms, conditions and restrictions:

(i)	Subject to the provisions of Section 13(r) below, the Committee in its sole discretion shall specify the terms, conditions and restrictions under which Shares of Restricted Stock shall vest or be forfeited. These terms, conditions and restrictions must include continued employment with the Corporation or a Subsidiary for a specified period of time (as determined under the Rules) following the date of grant except in the case of death or Disability, and may include termination of the Employee’s employment for specified reasons such as death or Disability prior to the completion of the specified period, or the attainment of certain performance objectives. The period of time commencing with the date of such Award and ending on the date on which all Shares of Restricted Stock in such Award either vest or are forfeited shall be known as the “Restriction Period”. With respect to the Restricted Stock during the Restriction Period, the Committee, in its sole discretion, may provide for the lapse of any such term, condition or restriction in installments and may accelerate or waive such term, condition or restriction in whole or in part, based on service, performance, and/or such other factors or criteria as the Committee may determine in its sole discretion. Except as otherwise provided in the Rules or in a Restricted Stock Agreement, during the Restriction Period the Participant shall not be permitted to sell, transfer, pledge, assign or encumber Restricted Stock awarded under the Plan.

(ii)

Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the Shares and the right to receive any cash or stock dividends. The Committee, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred. Any deferred cash dividends may be reinvested as the Committee shall determine in its sole discretion,

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including reinvestment in additional Shares of Restricted Stock. Stock dividends issued with respect to Restricted Stock shall be Restricted Stock and shall be subject to the same terms, conditions and restrictions that apply to the Shares with respect to which such dividends are issued. Any additional Shares of Restricted Stock issued with respect to cash or stock dividends shall not be counted against the maximum number of Shares for which awards may be granted under the Plan as set forth in Section 4.

(iii)	If and when the Restriction Period applicable to Shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, an appropriate book entry recording the Participant’s interest in the unrestricted Shares shall be entered on the records of the Company or, if applicable, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant, and the certificates for the Shares of Restricted Stock shall be canceled.

8.	OTHER SHARE-BASED AWARDS.

(a)	Grants.

Other Share-Based Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. The Committee may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals (such as earnings per share, total shareholder return, return on capital employed, operating margin, operating expense or cash flow) or such other factors as the Committee may determine, in its sole discretion. Awards under this Section 8 may include, but are not limited to, stock units, restricted stock units, stock appreciation rights not granted in connection with the grant of any Stock Option pursuant to Section 6, dividend equivalents, the grant of Shares conditioned upon some specified event, the ownership for a specified period of time of Shares obtained through the exercise of a Stock Option or the lapse of restrictions on Restricted Stock, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of Section 13(r) below relating to restricted stock units and to other applicable provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards, including, without limitation, whether stock appreciation rights not granted in connection with the grant of any Stock Option shall be settled in cash or in Shares. In making an Other Share-Based Award, the Committee may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Corporation and the Employee, which Other Share-Based Award Agreement shall contain such provisions as the Committee determines to be necessary or

APPENDIX A: LONG-TERM INCENTIVE PLAN

appropriate to carry out the intent of the Plan with respect to such Award.

(b)	Terms and Conditions.

In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards made pursuant to this Section 8 shall be subject to the following:

(i)	Except as otherwise provided in the Rules or in an Other Share-Based Award Agreement, any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)	The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of a termination of the Employee’s employment prior to the exercise, realization or payment of such Award.

9.	NONSTOCK AWARDS.

(a)	Grants.

Nonstock Awards may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Awards under this Section 9 may take any form that the Committee in its sole discretion shall determine.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which Nonstock Awards shall be made, the amount of any Nonstock Award and all other conditions of the Nonstock Awards. The Committee may condition the grant of a Nonstock Award upon the attainment of specified performance goals (such as earnings per share, total shareholder return, return on capital employed, operating margin, operating expense or cash flow) or such other factors as the Committee may determine, in its sole discretion. The terms of any Nonstock Award shall be set forth in Nonstock Award Agreement between the Corporation and the Employee, which Nonstock Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

(b)	Terms and Conditions.

In addition to the terms and conditions specified in the Nonstock Award Agreement, Nonstock Awards made pursuant to this Section 9 shall be subject to the following:

(i)	Except as otherwise provided in the Rules or in a Nonstock Award Agreement, any Nonstock Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Award becomes payable, or, if later, the date on which the requirements of any applicable restriction, condition, performance goal or deferral period is met or lapses.

(ii)	The Nonstock Award Agreement shall contain provisions dealing with the disposition of such Award in the event of a termination of the Employee’s employment prior to the exercise, realization or payment of such Award.

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10.	RECAPITALIZATION.

Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section 4, the maximum number of Shares that may be granted to any one individual in any calendar year as provided in Section 5, the number of Shares covered by or referred to in each outstanding Award (other than an Award of Restricted Stock that is outstanding at the time of the event described in this paragraph), and the Exercise Price of each outstanding Stock Option and any price required to be paid for Restricted Stock not yet outstanding at the time of the event described in this paragraph or Other Share-Based Award shall be proportionately adjusted for: (a) any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, (b) the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation, or (c) the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the stockholders, if the Corporation is the surviving corporation in any merger, consolidation or other reorganization, each outstanding Award (other than an Award of Restricted Stock that is outstanding at such time) shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled. In the event of a dissolution or liquidation of the corporation or a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation, each outstanding Stock Option, each unvested Restricted Stock Award or Other Share-Based Award and each Nonstock Award shall be assumed by the surviving corporation and each Stock Option, unvested Restricted Stock Award and Other Share-Based Award shall pertain to a comparable number of shares in the surviving corporation, unless the terms of the agreement of merger, consolidation or reorganization call for the full vesting and cash out of such Awards.

In the event of a change in the Common Stock, which is limited to a change of all of the Corporation’s authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The Committee may make appropriate adjustments in the number of Shares covered by the Plan and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders.

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee in its sole discretion, and its determination in that respect shall be final, binding and conclusive.

Except as expressly provided in this Section 10, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Stock Option.

APPENDIX A: LONG-TERM INCENTIVE PLAN

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

The Committee shall prescribe rules governing the adjustment of the number of shares covered by the Plan as provided in Section 4 and of Awards outstanding under the Plan in the event that the preferred stock purchase rights issued pursuant to the Corporation’s stockholder rights plan or any successor rights plan detach from the Common Stock and become exercisable.

11.	SECURITIES LAW REQUIREMENTS.

No Shares shall be issued and no Stock Options shall become exercisable pursuant to the Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

12.	AMENDMENTS OF THE PLAN AND AWARDS.

(a)	Plan Amendments.

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with Rule 16b-3 or any other requirement of applicable law or regulation if such amendment were not approved by the holders of the Common Stock of the Corporation shall not be effective unless and until the approval of the holders of Common Stock of the Corporation is obtained. The foregoing notwithstanding, no amendment, revision, suspension or discontinuation of the Plan (including any amendment to this Section 12) approved by the Board after six months prior to the public announcement of the proposed transaction which, when effected, is a Change in Control or before the date which is two years after the date of a Change in Control (the “Benefit Protection Period”) shall be valid or effective if such amendment, revision, suspension or discontinuation would alter the provisions of this Section 12 or adversely affect an Award outstanding under the Plan; provided, however, any amendment, revision, suspension or discontinuation may be effected, even if so approved after such a public announcement, if (a) the amendment or revision is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred. Any amendment,

APPENDIX A: LONG-TERM INCENTIVE PLAN

revision, suspension or discontinuation of the Plan which is approved by the Board prior to a Change in Control at the request of a third party who effectuates a Change in Control shall be deemed to be an amendment, revision, suspension or discontinuation of the Plan so approved during the Benefit Protection Period.

(b)	Amendments of Awards.

Subject to the terms and conditions and within the limitations of the Plan, the Committee may amend, cancel, modify, extend or renew outstanding Awards granted under the Plan. Notwithstanding the foregoing, no Stock Option or, as applicable, any other Award shall be repriced under this Plan.

(c)	Rights of Participant.

No amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any Award outstanding under it that would adversely affect the right of any Participant in an Award previously granted under the Plan shall be effective without the written consent of the affected Participant.

13.	GENERAL PROVISIONS.

(a)	Application of Funds.

The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of a Stock Option or the grant of Restricted Stock shall be used for general corporate purposes.

(b)	Employment Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Corporation or a Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the employment of any Employee at any time and for any reason, which right is hereby reserved.

(c)	Stockholders’ Rights.

A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the earlier of the date such interest is recorded as a book entry on the records of the Corporation or the date of issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued or such interest recorded.

(d)	Creditors’ Rights.

A holder of an Other Share-Based Award or a Nonstock Award shall have no rights other than those of a general creditor of the Corporation. Other Share-Based Awards and Nonstock Awards shall represent unfunded and unsecured obligations of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement and of the Nonstock Award Agreement. Notwithstanding the foregoing, the Committee is authorized to arrange for the creation of one or more trusts to fund payments of Other Share-Based Awards or Nonstock Awards payable or to become payable under the Plan. In such case the rights of affected Participants shall be determined with reference to the terms of the applicable trust agreement pursuant to which the trust was created.

APPENDIX A: LONG-TERM INCENTIVE PLAN

(e)	No Obligation to Exercise Stock Option.

The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

(f)	Deferral Elections.

The Committee may permit or require a Participant to elect to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, the satisfaction of any requirements or goals or lapse of restrictions of an Award made under the Plan. Any such payment deferrals shall be governed by the terms of the ChevronTexaco Corporation Deferred Compensation Plan for Management Employees.

(g)	Withholding Taxes.

(i)	General.

To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

(ii)	Stock Withholding.

The Committee in its sole discretion may permit a Participant to satisfy all or part of his or her withholding tax obligations incident to the exercise of a Stock Option or the vesting of Restricted Stock by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(h)	Other Corporation Benefit and Compensation Programs.

Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country, state or political subdivision thereof and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Corporation or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award is necessary to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any Corporation or Subsidiary plans. The Plan notwithstanding, the Corporation or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward Employees for their service with the Corporation and its Subsidiaries.

APPENDIX A: LONG-TERM INCENTIVE PLAN

(i)	Costs of the Plan.

The costs and expenses of administering the Plan shall be borne by the Corporation.

(j)	Participant’s Beneficiary.

The Rules may provide that in the case of an Award that is not forfeitable by its terms upon the death of the Participant, the Participant may designate a beneficiary with respect to such Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust, if permitted under rules or procedures approved by the Committee) entitled thereto by bequest of or inheritance from the holder of such Award.

(k)	Awards in Foreign Countries.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Corporation or its Subsidiaries may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

(l)	Severability.

The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(m)	Binding Effect of Plan.

The Plan shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns and the Corporation shall require any successor or assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. The term “the Corporation” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise.

(n)	No Waiver of Breach.

No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

(o)	Authority to Establish Grantor Trust.

The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.

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(p)	Authority to Satisfy Obligations

The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Corporation, including, without limitation, any plans or arrangements of any employer acquired by the Corporation.

(q)	Choice of Law

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

(r)	Vesting Requirements for Restricted Stock and Restricted Stock Units

Notwithstanding any other provision of the Plan to the contrary, except with respect to a maximum of five percent (5%) of the Shares authorized for issuance under Section 4(b), any Awards of Restricted Stock or restricted stock units which vest on the basis of the Participant’s continued employment with the Corporation or a Subsidiary or affiliate shall not provide for vesting which is any more rapid that annual pro rata vesting over a three (3) year period and any Awards of Restricted Stock or restricted stock units which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.

14.	APPROVAL OF STOCKHOLDERS.

Material amendments to the Plan shall be subject to approval by affirmative vote of the stockholders of the Corporation in accordance with applicable law and the listing requirements of the New York Stock Exchange.

ChevronTexaco CHEVRONTEXACO CORPORATION 6001 Bollinger Canyon Road San Ramon, CA 94583

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2004. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2004. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy form and return it in the postage-paid envelope we have provided or return to ChevronTexaco Corporation c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

VOTE VIA TELEPHONE OR INTERNET OR MAIL

24 Hours A Day, 7 Days a Week

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHVTX1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY FORM IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRONTEXACO CORPORATION

Your Board recommends a vote FOR, unless you direct otherwise, and your proxy holders (or, if applicable, fiduciaries) will vote FOR, the election of the following Directors:

					For All	Withhold All	For All Except	To withhold authority to vote for one or more nominees but less than all, mark “For All Except” and write the nominee’s number on the line below.
1.	01) S. H. Armacost, 02) R. E. Denham, 03) R. J. Eaton, 04) S. Ginn, 05) C. A. Hills, 06) F. G. Jenifer, 07) J. B. Johnston, 08) S. Nunn, 09) D. J. O’Reilly, 10) P. J. Robertson, 11) C. R. Shoemate, 12) C. Ware				o	o	o

Your Board recommends a vote FOR, unless you direct otherwise, and your proxy holders (or, if applicable, fiduciaries) will vote FOR, the following:		For	Against	Abstain	Your Board recommends a vote AGAINST, unless you direct otherwise, and your proxy holders (or, if applicable, fiduciaries) will vote AGAINST, the following stockholder proposals:			For	Against	Abstain

2.	Ratification of Independent Accountants	o	o	o	5. HIV/AIDS, Tuberculosis, and Malaria			o	o	o

3.	Show Support for the Stockholder Rights Plan Policy	o	o	o	6. Political Disclosure			o	o	o

4.	Approval of the Long-Term Incentive Plan	o	o	o	7. Director Election Vote Threshold			o	o	o

Please sign your name exactly as it appears hereon. When signing for shares that are owned jointly, each stockholder please sign. When signing as an executor, administrator, trustee, custodian or guardian, please give your title. When signing on behalf of a corporation or other legal entity, please sign in full corporate or entity name by an authorized officer giving the officer’s title.					8. Separate Chairman/CEO			o	o	o

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy, please note that you will continue to receive a proxy form for voting purposes only.		Yes o	No o		9. Report on Ecuador			o	o	o

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		o	o		10. Renewable Energy			o	o	o

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholders:

The reverse portion of this form is your proxy for ChevronTexaco Corporation’s 2004 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote the shares. You may vote via telephone, Internet or mail. If you wish to vote via telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote via mail, mark, sign, date and return the proxy (the reverse portion of this form) using the enclosed envelope.

The upper portion of this form is your Annual Meeting admission ticket. I invite you to attend the Annual Meeting at ChevronTexaco Park, Building A Auditorium, 6001 Bollinger Canyon Road, San Ramon, California. Please bring this ticket and some form of personal identification with you to the Annual Meeting. You will need it to be admitted into the meeting.

Sincerely,

Lydia I. Beebe

Corporate Secretary

Annual Meeting of Stockholders

• Meeting Date:	April 28, 2004
• Meeting Time:	8:00 a.m., PDT (doors open at 7:30 a.m.)
• Meeting Location:	ChevronTexaco Park
Building A Auditorium
6001 Bollinger Canyon Road
San Ramon, CA 94583

Note: Cameras, tape recorders, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.

(See reverse side for additional information.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRONTEXACO CORPORATION

The undersigned stockholder of ChevronTexaco Corporation hereby appoints David J. O’Reilly, Charles A. James and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with the power of substitution, to represent and to vote all the shares of ChevronTexaco Corporation common stock, held of record by the undersigned on March 1, 2004, at ChevronTexaco Corporation’s Annual Meeting of Stockholders, to be held on April 28, 2004, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of ChevronTexaco Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of ChevronTexaco Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at ChevronTexaco Corporation’s Annual Meeting of Stockholders and at any adjournments or postponements thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. Generally, shares in a Voting Plan will NOT be voted unless this proxy (which constitutes your voting instructions) is returned, although shares not voted in an applicable Voting Plan will be voted by the respective fiduciary in the same proportion as shares which have been voted.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective fiduciary to vote the shares in the same manner as if you marked, signed and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy form.

(Continued, and to be marked, dated and signed, on the reverse side)